SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EAST WEST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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East West Bancorp, Inc.

135 N. Los Robles Avenue, 7th Floor

Pasadena, California 91101

(626) 768-6000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 25, 2010

Notice is hereby given that a special meeting of the stockholders (the “Meeting”) of East West Bancorp, Inc. (the “Company”) will be held at 135 N. Los Robles Avenue, 6th Floor, Pasadena, California on Thursday, March 25, 2010, beginning at 2:00 p.m. Pacific Time, for the following purposes:

1.	To approve the issuance of shares of common stock upon the conversion of the Company’s recently issued 335,047 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C, as contemplated by the investment agreements described in the Proxy Statement and for purposes of NASDAQ Stock Market Rule 5635.

2.	To approve the adjournment or postponement of the Meeting to a later date or dates, if necessary, to solicit additional Proxies if there are insufficient Proxies given prior to the time of the Meeting to constitute a quorum for purposes of the Meeting or to solicit additional Proxies in favor of the approval of the above proposal.

Submission of these proposals to our stockholders is required under the terms of the investment agreements described in the Proxy Statement.

Our Board of Directors unanimously recommends that stockholders vote “FOR” each of Proposals 1 and 2.

Properly signed and returned Proxy Cards permit the Proxyholders named therein to vote on such other business as may properly come before the Meeting and at any and all adjournments thereof, in the Proxyholders’ discretion. As of the date of mailing of this Proxy Statement, the Board of Directors of the Company is not aware of any other matters that may come before the Meeting. Only those stockholders of record at the close of business on February 12, 2010, will be entitled to notice of and to vote at the Meeting. The shares of common stock issued at the closing of the private placement may not be voted on the proposals. A list of the stockholders will be available at the meeting and for the ten days preceding the meeting at the Company’s offices, 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101.

Important Notice Regarding Availability of Proxy Materials

for the Special Meeting of Stockholders to Be Held on Thursday, March 25, 2010

Pursuant to the Securities and Exchange Commission rules related to the availability of proxy materials, we have chosen to make our Proxy Statement and Proxy Card available on the Internet at the “Investor Relations—SEC Filings—Documents” section of our corporate website at www.eastwestbank.com.

YOUR VOTE IS VERY IMPORTANT. STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors,

DOUGLAS P. KRAUSE
Corporate Secretary

Pasadena, California

February 24, 2010

Appendix A —	Certificate of Designations for the Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C, par value $0.001 per share.	A-1

Appendix B —	Form of Investment Agreement by and between East West Bancorp, Inc. and the respective Investor thereto.	B-1

Appendix C —	Statement of Assets Acquired and Liabilities Assumed by East West Bank, dated as of November 6, 2009, and the accompanying notes	C-1

Appendix D —	Pro Forma Combined Condensed Balance Sheet of United Commercial Bank	D-1

East West Bancorp, Inc.

PROXY STATEMENT

For

SPECIAL MEETING OF STOCKHOLDERS

To be held March 25, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (“Board of Directors”) of East West Bancorp, Inc., for use at its special meeting of stockholders (“Meeting”) to be held on Thursday, March 25, 2010, at 135 N. Los Robles Avenue, 6th Floor, Pasadena, California, at 2:00 p.m. Pacific Time and at any adjournment thereof. This Proxy Statement and the enclosed Proxy Card and other enclosures are first being mailed to stockholders on or about February 24, 2010. Only stockholders of record on February 12, 2010 (“Record Date”) are entitled to vote in person or by proxy at the Meeting or any adjournment thereof. The mailing address of East West Bancorp, Inc.’s principal executive office is 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101; telephone (626) 768-6000.

Matters to Be Considered

The matters to be considered and voted upon at the Meeting will be:

1. To approve the issuance of shares of common stock upon the conversion of East West Bancorp, Inc.’s recently issued 335,047 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C, as contemplated by the investment agreements described in the Proxy Statement and for purposes of NASDAQ Stock Market Rule 5635.

2. To approve the adjournment or postponement of the Meeting to a later date or dates, if necessary, to solicit additional Proxies if there are insufficient Proxies given prior to the time of the Meeting to constitute a quorum for purposes of the Meeting or to solicit additional Proxies in favor of the approval of the above proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the issuance of shares of common stock upon the conversion of our recently issued 335,047 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C. The Board of Directors also recommends that you vote “FOR” any adjournment or postponement of the Meeting, if necessary, to solicit additional Proxies.

SUMMARY

This section briefly summarizes selected information in this Proxy Statement and does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents that are incorporated herein. We have not authorized any person to give any information or to make any representations other than the information and statements included in this Proxy Statement. You should not rely on any other information. The information contained in this Proxy Statement is correct only as of the date of this Proxy Statement, regardless of the date it is delivered. Our common stock is not a savings account, deposit, or other obligation of our bank subsidiary and is not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

All references in this Proxy Statement to the “Company,” “we,” “us,” “our” or similar references mean East West Bancorp, Inc., and its successors, and include our consolidated subsidiaries where the context so requires. When we refer to “East West Bancorp, Inc.” in this Proxy Statement, we mean East West Bancorp, Inc., on an unconsolidated basis. When we refer to “East West Bank” or the “Bank” in this Proxy Statement, we mean East West Bank, our only bank subsidiary.

Each item in this summary contains a page reference directing you to a more complete discussion of that subject in this Proxy Statement.

East West Bancorp, Inc. (Page 27)

The Company is a bank holding company incorporated in Delaware on August 26, 1998, and registered under the Bank Holding Company Act of 1956, as amended. Our principal business is to serve as a holding company for East West Bank, a full-service, California-based commercial bank serving consumers and businesses. Our principal office is located at 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101, and the telephone number is (626) 768-6000. A complete description of our business and the rules and regulations to which we and East West Bank are subject is contained in our most recent Annual Report on Form 10-K and is incorporated herein by reference.

The Private Placement (Page 17)

On November 6, 2009, we raised $500 million in a private placement of 18,247,012 shares of our common stock, $0.001 par value, and 335,047 shares of our newly authorized Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C, which we refer to in this Proxy Statement as “Series C Preferred Stock,” to certain qualified institutional buyers and accredited investors (collectively, the “Investors”). The common stock sold represented 19.9% of our common stock outstanding.

United Commercial Bank Acquisition

Reasons for the Acquisition (Page 18)

The purpose of the private placement was to bolster the Company’s capital in contemplation of an acquisition by our wholly owned subsidiary, East West Bank, of approximately $9.86 billion in assets and $9.57 billion in liabilities of United Commercial Bank from the FDIC, as receiver for United Commercial Bank. We made the acquisition because we believed it would positively affect our operating results. A discussion of the reasons for the acquisition is contained in this Proxy Statement.

Purchase and Assumption Agreement (Page 19)

The acquisition was made pursuant to the terms of a purchase and assumption agreement, dated November 6, 2009, entered into by and among East West Bank, the FDIC, as receiver for United Commercial Bank, and the FDIC, by and for itself. In connection with the acquisition, East West Bank entered into a loss-sharing arrangement with the FDIC that covers approximately $5.66 billion of United Commercial Bank’s loans.

Risks Related to the Acquisition (Page 9)

The acquisition of United Commercial Bank involves certain risks associated with the integration of banks that have previously operated independently. A discussion of the risks associated with the acquisition is included in this Proxy Statement.

Information Regarding United Commercial Bank (Page 28)

United Commercial Bank was a California state-chartered bank and wholly owned subsidiary of UCBH Holdings, Inc., based in San Francisco, California. As of October 23, 2009, it had total assets of approximately $11.2 billion and total deposits of approximately $7.5 billion. In accordance with the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (the “Staff Accounting Bulletin”) and a request for relief submitted to the SEC, we have omitted certain financial information of United Commercial Bank required by SEC regulations. An audited balance sheet of United Commercial Bank and the accompanying notes are attached to this Proxy Statement as Appendix C.

NASDAQ Approval Requirement (Page 18)

Because our common stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ Rules. NASDAQ Rule 5635 requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock. The 37,062,721 shares of common stock issuable upon conversion of the Series C Preferred Stock together with the common stock issued at the closing of the private placement will exceed 19.99% of the number of shares of our common stock and voting power outstanding prior to the private placement. The $9.04 per share conversion price for the Series C Preferred Stock is less than the book value per share of our common stock. Accordingly, the issuance of the common stock upon conversion of the Series C Preferred Stock is subject to stockholder approval.

Series C Preferred Stock Terms (Page 21)

This Proxy Statement contains a summary of the material terms of the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock as contained in the Certificate of Designations for the Series C Preferred Stock, attached to this Proxy Statement as Appendix A, which terms include the following:

•	428,000 shares designated as “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C,” par value of $0.001 per share;

•	Mandatorily convertible upon shareholder approval and any applicable regulatory approvals;

•	Cumulative dividends payable semi-annually in arrears in cash and in kind in additional shares of Series C Preferred Stock if, when and as declared by the Board of Directors or a committee thereof;

•	Ranking on parity with respect to dividend rights and rights on liquidation, winding up and dissolution with our outstanding series of preferred stock and senior to our common stock;

•	No voting rights, except as required by law and with respect to certain limited matters;

•	A liquidation preference over common stock in an amount equal to $1,000 per share, plus any accrued but unpaid dividends;

•	Non- redeemable by the holders, but redeemable by us following the fifth anniversary of issuance;

•	Customary anti-dilution adjustment provisions;

•	No preemptive rights;

•	9.9% ownership limitation;

•	Provisions for conversion upon the occurrence of a fundamental change in the Company.

The Investment Agreements (Page 23)

This Proxy Statement contains a summary of the material terms of the Investment Agreements, the form of which is attached as Appendix B to this Proxy Statement, which terms include the following:

•	An agreement to issue and sell 18,247,012 shares of common stock and 335,047 shares of Series C Preferred Stock, in the aggregate, to the Investors;

•	Customary representations and warranties relating to us, our business and our capital stock;

•	An agreement to seek stockholder approval as soon as reasonably practicable;

•	Registration rights;

•	Transfer restrictions;

•	Subscription rights;

•	Customary covenants;

•	Customary indemnification provisions;

•	Passivity and standstill commitments;

•	Provision for each party to bear its own expenses.

Potential Consequences if Proposal 1 to Convert the Series C Preferred Stock Is Approved (Page 25)

•	Automatic conversion of the Series C Preferred Stock into shares of our common stock, subject to any applicable regulatory approval requirement;

•	Dilution of the earnings per share and the book value per share of our common stock;

•	Receipt of identical rights and privileges associated with the common stock;

•	Elimination of dividend rights and liquidation preference of the Series C Preferred Stock;

•	Anticipated improvement in our balance sheet and regulatory capital levels;

•	Potential adverse impact on the trading patterns of our common stock.

Potential Consequences if Proposal 1 to Convert the Series C Preferred Stock Is Not Approved (Page 26)

•	Series C Preferred Stock will remain outstanding in accordance with its terms;

•	Substantial cumulative dividends on the Series C Preferred Stock will be required to be paid (currently at an annual rate equal to 11% plus dividends payable in kind at an annual rate equal to 5%);

•	Additional stockholder meetings to approve the issuance of common stock upon conversion of the Series C Preferred Stock will be called every six months;

•	Payment of dividends on, and the redemption, purchase or acquisition of, our junior or parity securities, including our outstanding common stock, will be restricted;

•	Series C Preferred Stock will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of us.

Board Recommends Approval

The Board of Directors unanimously recommends that stockholders vote “FOR” the issuance of shares of common stock upon the conversion of our recently issued 335,047 shares of Series C Preferred Stock. The Board of Directors also recommends that you vote “FOR” any adjournment or postponement of the Meeting, if necessary, to solicit additional Proxies.

Where You Can Find More Information

If you wish to receive more information about us, please write to East West Bancorp, Inc., Attention: Investor Relations, 135 N. Los Robles Avenue, 7th Floor, Pasadena, CA 91101, or go to our website at www.eastwestbank.com where you may view, print and download our public filings made with the Securities and Exchange Commission (the “SEC”), as well as other information about us.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on the investor relations page of our website at www.eastwestbank.com. Except for those SEC filings incorporated by reference in this Proxy Statement, none of the other information on our website is part of this Proxy Statement. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

You should review the information and exhibits included in the documents incorporated by reference into this Proxy Statement for further information about us. Statements in this Proxy Statement concerning any document we filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate such statements.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Who is entitled to vote? How many votes am I entitled to?

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on our books as of the Record Date on any matter submitted to the stockholders, except for the shares of common stock issued at the closing of the private placement which may not be voted on the proposals. Our authorized capital stock consists of 200,000,000 shares of common stock, of which 110,506,071 shares were issued and outstanding on the Record Date.

What vote is necessary to approve Proposal 1 and Proposal 2?

Proposal 1 and Proposal 2 must each receive the affirmative vote of the majority of shares present in person or by proxy at the Meeting and entitled to vote in order to be approved.

How many shares must be represented at the Meeting to constitute a quorum?

The holders of a majority of the outstanding shares of each class of stock entitled to vote at the Meeting, present in person or represented by proxy, constitute a quorum. There must be a quorum for the Meeting to be held. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes “FOR,” “AGAINST” or “ABSTAINED,” if you either (i) are present and vote in person at the Meeting, or (ii) have submitted a proxy on the Internet, by telephone or by properly submitting a Proxy Card or vote instruction form by mail.

Who is paying the cost of solicitation of Proxies?

This solicitation of Proxies is made on behalf of our Board of Directors and we will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by us. It is contemplated that Proxies will be solicited principally through the mail, but our directors, officers and employees may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to our stockholders. We have retained Mellon Investor Services, LLC to assist in the solicitation of Proxies at a cost of approximately $7,500, plus payment of reasonable out-of pocket expenses and other customary costs.

What is the difference between a holder of record and a beneficial owner of shares held in street name?

Holder of Record. If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this Proxy Statement and a Proxy Card from us via BNY Mellon Shareowner Services.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this Proxy Statement and a voting instruction form from that organization.

How can I vote?

Holders of Record. If you are a holder of record, you may vote in person at the Meeting, via the Internet (by following the instructions provided on the Proxy Card), by telephone (by calling the toll-free number found on the Proxy Card), or by mail (by filling out the Proxy Card and returning it in the envelope provided).

Beneficial Owner of Shares Held in Street Name. If you hold your shares in “street name,” you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares. If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them. You may vote in person at the Meeting, but you must obtain a legal proxy from the organization that holds your shares.

Can I change or revoke my vote after I have voted?

Holders of Record. If you are a holder of record, you may change or revoke your vote at any time before it is counted at the Meeting by:

•

notifying our Secretary in writing that you wish to revoke your proxy at the following address: East West Bancorp, Inc., Attention: Investor Relations, 135 N. Los Robles Avenue, 7th Floor, Pasadena, CA 91101, (626) 768-6000;

•	attending the Meeting and voting in person; or

•	submitting a later-dated Proxy Card.

Attending the Meeting, by itself, will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

Beneficial Owner of Shares Held in Street Name. If you hold your shares in “street name,” please refer to the information in the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how to change or revoke your vote and of the effect of not indicating a vote.

What happens if I do not give specific voting instructions?

Holders of Record. If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or (ii) sign and return a Proxy Card without giving specific instructions, then the Proxy Holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the Proxy Holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.

We believe that each of the Proposals will be considered non-routine under the rules of the New York Stock Exchange (which apply to brokers), and, therefore, there may be broker non-votes on each of the Proposals.

We will not use the discretionary authority granted by the Proxies voted against Proposal 1 to adjourn the Meeting to solicit additional votes to approve Proposal 1.

How are broker non-votes treated?

Broker non-votes are counted for purposes of determining whether a quorum is present, but are not considered entitled to vote or as votes cast. For the purpose of determining whether the stockholders have approved Proposal 1 and Proposal 2, broker non-votes will have no effect on the vote.

How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present, and an abstention will have the same effect as a vote against these Proposals.

Are stockholders of the Company entitled to appraisal rights?

Holders of common stock are not entitled to appraisal rights under the Delaware General Corporation Law in connection with the transactions described in this Proxy Statement.

How will voting on any other business be conducted?

We do not know of any other business to be conducted at the Meeting. For holders of record, if any other business is presented at the Meeting, any of the persons named on the Proxy Card as your designated Proxies may vote on that matter in his or her discretion. If you hold your shares in “street name,” please see the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how your shares will be voted on any other business. Any such matter must receive the affirmative vote of the majority of shares present in person or by proxy at the Meeting and entitled to vote (or any higher vote required by our Bylaws or the Delaware General Corporation Law) in order to be approved.

May I attend the Meeting and vote in person? How can I obtain directions to attend the Meeting?

Any stockholder entitled to vote at the Meeting may attend the Meeting and vote in person. If you hold shares in “street name” and would like to attend the Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Meeting. To obtain directions to attend the Meeting, please call Investor Relations at (626) 768-6000.

RISKS RELATED TO THE ACQUISITION OF UNITED COMMERCIAL BANK

We may experience difficulties in integrating the operations of United Commercial Bank, which may negatively impact our business and earnings.

The acquisition of United Commercial Bank involves the integration of East West Bank and United Commercial Bank, which have previously operated independently. The successful integration of operations of East West Bank and United Commercial Bank depends primarily upon our ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that we will be able to integrate the banking operations without encountering difficulties, including, without limitation, the loss of key employees and customers, the disruption of ongoing business or possible inconsistencies in standards, controls, procedures and policies. Estimated cost savings and revenue enhancements are projected to come from various areas that our management has identified through the integration planning process. The elimination and consolidation of duplicate tasks at these banks are projected to result in annual cost savings. If we experience difficulty with the integration, we may not achieve all the economic benefits we expect to result from the acquisition, and this may hurt our business and earnings. In addition, we may experience greater than expected costs or difficulties relating to the integration of the business of United Commercial Bank and/or may not realize expected cost savings from the acquisition within the anticipated time frames.

We may have difficulty integrating and retaining the deposits of United Commercial Bank.

We may experience some attrition of former customers of United Commercial Bank following the FDIC receivership. Withdrawal of a material dollar amount of such deposits could adversely impact our liquidity, profitability, business prospects, results of operations and cash flows. Any difficulties we may experience in integrating the operations of East West Bank and United Commercial Bank may also affect our retention of deposit accounts and former United Commercial Bank Customers.

We may experience difficulty in managing the acquired United Commercial Bank loan portfolio within the limits of the loss protection provided by the FDIC.

In connection with the United Commercial Bank acquisition, East West Bank entered into a loss-sharing agreement with the FDIC that covered approximately $5.66 billion and $38.0 million of United Commercial Bank’s loans and other real estate owned, respectively. East West Bank will share in the losses, which begin with the first dollar of loss incurred, of the loan pools (including single-family residential mortgage loans, commercial loans, foreclosed loan collateral and other real estate owned) covered (“covered loans”) under the loss-sharing agreement. Pursuant to the terms of the loss-sharing agreement, the FDIC is obligated to reimburse East West Bank 80% of eligible losses of up to $2.05 billion with respect to covered loans. The FDIC will reimburse East West Bank for 95% of eligible losses in excess of $2.05 billion with respect to covered loans. East West Bank has a corresponding obligation to reimburse the FDIC for 80% or 95%, as applicable, of eligible recoveries with respect to covered loans.

The loss-sharing agreement for commercial and single-family residential mortgage loans is in effect for five years and ten years, respectively, from the November 6, 2009, acquisition date and the loss recovery provisions are in effect for eight years and ten years, respectively, from the acquisition date. On January 14, 2020, East West Bank is required to pay to the FDIC 50% of the excess, if any, of (i) $410 million over (ii) the sum of (A) 25% of the asset discount plus (B) 25% of the Cumulative Shared-Loss Payments plus (C) the Cumulative Servicing Amount if net losses on covered loans subject to the stated threshold are not reached. Although we have substantial expertise in asset resolution, we cannot guarantee that we will be able to adequately manage the loan portfolio within the limits of the loss protection provided by the FDIC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains or incorporates statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language, such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including, but not limited to, those described in the documents incorporated by reference, including statements made in our most recent Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	our ability to integrate United Commercial Bank and to achieve expected synergies, operating efficiencies or other benefits within expected time frames, or at all, or within expected cost projections;

•	our ability to integrate and retain depositors and borrowers of United Commercial Bank;

•	our ability to manage the loan portfolio acquired from United Commercial Bank within the limits of the loss protection provided by the FDIC;

•	changes in our borrowers’ performance on loans;

•	changes in the commercial and consumer real estate markets;

•	changes in our costs of operation, compliance and expansion;

•	changes in the economy, including inflation;

•	changes in government interest rate policies;

•	changes in laws or the regulatory environment;

•	changes in critical accounting policies and judgments;

•	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies;

•	changes in the equity and debt securities markets;

•	changes in competitive pressures on financial institutions;

•	the effect of additional provision for loan losses;

•	the effect of any acquisition we may make;

•	the effect of any goodwill impairment;

•	fluctuations in our stock price;

•	the success and timing of our business strategies;

•	the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity;

•	changes in our ability to receive dividends from our subsidiaries; and

•	political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions.

You should refer to our periodic and current reports filed with the SEC for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. We undertake no obligation to update publicly any of these statements in light of future events.

SELECTED HISTORICAL FINANCIAL DATA OF EAST WEST BANCORP, INC.

The following table sets forth certain of our consolidated financial data as of the end of and for each of the years in the five-year period ended December 31, 2008, and as of and for the nine months ended September 30, 2009, and 2008. The historical consolidated financial information as of the end of and for each of the years in the five-year period ended December 31, 2008, is derived from our audited consolidated financial statements, which are incorporated by reference into this Proxy Statement. The consolidated financial information as of and for the nine-month periods ended September 30, 2009, and 2008 is derived from our unaudited consolidated financial statements, which are incorporated by reference into this Proxy Statement. In our opinion, such unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of our financial position and results of operations for such periods. Interim results for the nine months ended September 30, 2009, are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2009. The selected historical financial data below is only a summary and should be read in conjunction with the consolidated financial statements that are incorporated by reference into this Proxy Statement and their accompanying notes.

	For the Nine Months Ending	For the Nine Months Ending	For the Years Ending
	9/30/2009	9/30/2008	2008	2007	2006	2005	2004
	(In thousands, except per share data)
	Unaudited	Unaudited
Summary of Operations (1)
Interest and dividend income	$439,180	$514,951	$664,858	$773,607	$660,050	$411,399	$252,070
Interest expense	175,359	236,641	309,694	365,613	292,568	131,284	52,897

Net interest income	263,821	278,310	355,164	407,994	367,482	280,115	199,173
Provision for loan losses	388,666	183,000	226,000	12,000	6,166	15,870	16,750

Net interest income after provision for loan losses	(124,845)	95,310	129,164	395,994	361,316	264,245	182,423
Noninterest (loss) income (2)	(24,285)	(24,199)	(25,062)	49,520	33,920	29,649	31,938
Noninterest expense	155,382	157,071	201,270	183,255	161,455	123,533	93,028

(Loss) income before provision (benefit) for income taxes	(304,512)	(85,960)	(97,168)	262,259	233,781	170,361	121,333
(Benefit) provision for income taxes	(126,790)	(33,911)	(47,485)	101,092	90,412	61,981	43,311

Net Income before extraordinary item	(177,722)	(52,049)	(49,683)	161,167	143,369	108,380	78,022
Extraordinary item, net of tax	(5,366)	0	0	0	0	0	0

Net (loss) income	$(183,088)	$(52,049)	$(49,683)	$161,167	$143,369	$108,380	$78,022

Preferred stock dividends and amortization of preferred stock discount	42,986	4,089	9,474	—	—	—	—

Net (loss) income available to common stockholders	$(226,074)	$(56,138)	$(59,157)	$161,167	$143,369	$108,380	$78,022

Per Common Share (1)
Basic earnings per share	$(3.19)	$(0.90)	$(0.94)	$2.63	$2.40	$2.03	$1.54
Diluted earnings per share	$(3.19)	$(0.90)	$(0.94)	$2.60	$2.35	$1.97	$1.49
Common dividends per share	$0.04	0.30	$0.40	$0.39	$0.20	$0.20	$0.20
Average number of shares outstanding, basic	70,967	62,586	62,673	61,180	59,605	53,454	50,654
Average number of shares outstanding, diluted	70,967	62,586	62,673	62,093	60,909	55,034	52,297

	For the Nine Months Ending	For the Nine Months Ending	For the Years Ending
	9/30/2009	9/30/2008	2008	2007	2006	2005	2004
	(In thousands, except per share data)
	Unaudited	Unaudited

At Period End (1)
Total assets	$12,485,930	$11,722,316	$12,422,816	$11,852,212	$10,823,711	$8,278,256	$6,028,880
Loans receivable, net	8,156,838	8,111,231	8,069,377	8,750,921	8,182,172	6,724,320	5,080,454
Investment securities held-to-maturity	781,331	—	122,317	—	—	—	—
Investment securities available-for-sale	1,457,023	2,047,244	2,040,194	1,887,136	1,647,080	869,837	534,452
Deposits	8,668,557	7,536,349	8,141,959	7,278,914	7,235,042	6,258,587	4,522,517
Federal Home Loan Bank advances	923,216	1,538,350	1,353,307	1,808,419	1,136,866	617,682	860,803
Stockholders’ equity	1,521,782	1,264,881	1,550,766	1,171,823	1,019,390	734,138	514,309
Common shares outstanding	91,694	63,623	63,746	63,137	61,431	56,519	52,501
Book value per common share	$12.58	$16.54	$16.92	$18.56	$16.59	$12.99	$9.80

Financial Ratios: (1)
Return on average assets	(1.94)%	(0.59)%	(0.42)%	1.45%	1.46%	1.55%	1.57%
Return on average common equity	(27.46)	(5.75)	(5.41)	14.89	15.78	18.27	17.86
Return on average total equity	(16.09)	(5.76)	(3.99)	14.89	15.78	18.27	17.86
Common dividend payout ratio	N/A	N/A	N/A	15.27	8.35	9.88	12.93
Average stockholders’ equity to average assets	12.22	10.26	10.55	9.77	9.26	8.48	8.77
Net interest margin	2.97	3.35	3.19	3.94	3.98	4.22	4.24
Efficiency Ratio (3)	48.67	45.51	45.94	45.94	37.44	36.53	36.08

Asset Quality Ratios: (1)
Net chargeoffs (recoveries) to average loans	5.63%	1.53%	1.64%	0.08%	(0.01)%	0.08%	0.12%
Nonperforming assets to period end total assets	1.84	1.71	2.12	0.57	0.18	0.36	0.10
Allowance for loan losses to period end total gross loans	2.74	2.14	2.16	1.00	0.95	1.01	0.99

(1)	The columnar information represents year-end balances for the years 2008, 2007, 2006, 2005, and 2004. The information reflected for September 30, 2009, and 2008, represent nine-month ending balances and the respective nine-month period ending on that date. Certain ratios represented for the nine-month periods are based on annualized information.
(2)	2008 includes other-than-temporary (“OTTI”) charges related to investment securities of $73.2 million.
(3)	Represents noninterest expense, excluding the amortization of intangibles, amortization and impairment writedowns of premiums on deposits acquired, impairment writedown on good will, and investments in affordable housing partnerships, divided by the aggregate of net interest income before provision for loan losses and noninterest income, excluding impairment writedowns on investment securities and other equity investment.

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

The following summary unaudited pro forma combined condensed balance sheet is designed to show how the United Commercial Bank acquisition might have affected our historical balance sheet if the acquisition had been completed at an earlier time. The unaudited pro forma balance sheet data assumes that the acquisition took place on September 30, 2009, and combines our unaudited consolidated balance sheet as of September 30, 2009, with United Commercial Bank’s audited balance sheet as of November 6, 2009. The following should be read in connection with United Commercial Bank’s audited balance sheet and the accompanying notes attached as Appendix C to this Proxy Statement, the “Unaudited Pro Forma Combined Condensed Balance Sheet” and the accompanying notes attached as Appendix D to this Proxy Statement, our unaudited consolidated balance sheet for the quarter ended September 30, 2009, and our audited consolidated financial statements that are incorporated by reference into this Proxy Statement. In accordance with the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions and a request for relief granted by the Securities and Exchange Commission, we have omitted certain financial information of United Commercial Bank.

The summary unaudited pro forma combined condensed balance sheet also reflects the completion, on November 6, 2009, of a $500 million private placement consisting of $165 million of common stock and $335 million of preferred stock. We anticipate that the acquisition will provide the combined company with financial benefits that may include reduced operating expenses and opportunities to earn additional revenue.

The information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and benefits and, accordingly, does not attempt to predict or suggest future results. It also is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the companies been combined during these periods.

Pro Forma Combined Condensed Balance Sheets

(In thousands)

(unaudited)

As of September 30, 2009
Assets
Cash and due from banks	$731,605
Securities and investments	3,553,525
Loans receivable, net	14,053,774
Other real estate owned	62,216
FDIC indemnification asset	1,317,984
Goodwill	337,438
Other assets	1,041,345

Total assets	$21,097,887

Liabilities and Stockholders’ Equity
Deposits	$15,198,421
Borrowings	3,217,686
Other Liabilities	368,530
Stockholders’ equity	2,313,250

Total liabilities and stockholders’ equity	$21,097,887

RECENT DEVELOPMENTS

On January 26, 2010, we announced our preliminary financial results for the quarter and twelve-month period ended December 31, 2009, and provided a preliminary forecast for the first quarter of 2010. The following presents an overview of those results. These items are subject to the risks and uncertainties relating to our business described under “Risk Factors” in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2008, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q.

Preliminary Forecast

Management currently estimates that fully diluted earnings per share for the first quarter of 2010 will range from $0.04 to $0.08. This EPS guidance is based on the following assumptions:

•	Net interest margin between 3.80% and 3.90%

•	Provision for loan losses of approximately $70.0 to $80.0 million for the quarter

•	Noninterest expense flat from the fourth quarter of 2009

Full Year 2009 Highlights

•

Increase in Balance Sheet—Total assets increased to a record $20.6 billion at year-end, an increase of $8.2 billion or 66% year over year. Total deposits increased to $15.0 billion, an increase of $6.8 billion or 84% year over year. Year-to-date, East West Bank grew deposits organically by $744.1 million or 9%, excluding the impact of the United Commercial Bank acquisition. Total gross loans receivable increased to $14.1 billion, an increase of $5.9 billion or 71% year over year. These increases in the balance sheet are primarily due to the acquisition of United Commercial Bank.

•

Capital Strengthened—During the full year 2009, we raised a total of $607.8 million in capital. We issued $107.8 million of common stock in July 2009 and $165.0 million of common stock and $335.0 million of mandatorily convertible preferred stock in November 2009. As of December 31, 2009, East West Bank’s Tier 1 risk-based and total risk-based capital ratios were 17.9% and 19.9%, respectively, significantly higher than the well-capitalized requirement of 6% and 10%, respectively.

•

Loan-to-Deposit Ratio—Throughout 2009, East West Bank continued to further strengthen the balance sheet and decrease the loan-to-deposit ratio. As of December 31, 2009, the loan-to-deposit ratio was 94.3%, compared to 101.3% as of December 31, 2008.

•

Allowance for Loan Losses Strengthened—The allowance for loan loss was increased to $238.8 million or a 34% increase year over year. The allowance for loan losses to gross non-covered loans was 2.80% at December 31, 2009, compared to 2.16% as of December 31, 2008. The allowance to nonaccrual loans ratio improved to 137.9% as of December 31, 2009, compared to 83.0% as of December 31, 2008.

•

Reduced Exposures to Problem Credits—Total land loans decreased $206.2 million or 36% and total commitments on construction loans decreased $1.0 billion or 63% year to date. As of December 31, 2009, outstanding balances on land and construction loans totaled only 5.9% of total gross loans receivable.

Fourth Quarter Summary

•

Credit Quality Improved—Total nonperforming assets have improved to $187.0 million, a decrease of $43.2 million or 19% from prior quarter. Total nonperforming assets to total assets improved to 0.91% as of December 31, 2009, from 1.84% as of September 30, 2009. The decrease in nonperforming assets from the prior quarter is largely a result of a reduction in nonaccrual residential construction loans.

•

Net Interest Margin Improved—Net interest income for the fourth quarter increased to $219.5 million, a $123.6 million increase over third quarter of 2009. The net interest margin for the fourth quarter increased to 5.46%, compared to 3.20% in the prior quarter. Excluding the impact of the yield adjustment to covered loans of $74.4 million, net interest income increased to $145.1 million, and the net interest margin increased to 3.61% for the fourth quarter.

•

Deposits Increased—Total deposits increased to a record $15.0 billion at year-end 2009. In fourth quarter of 2009, deposits increased $6.3 billion or 73% over prior quarter due primarily to the United Commercial Bank acquisition. East West Bank grew deposits organically by $217.5 million for the quarter, excluding the impact of the United Commercial Bank acquisition.

•

As of the end of the fourth quarter, our Tier 1 leverage capital ratio increased to 11.7%, Tier 1 risk-based capital ratio increased to 17.9% and total risk-based capital ratio increased to 19.9%. East West Bank exceeds well-capitalized requirements for all regulatory guidelines by over $1 billion. Furthermore, East West Bank’s pro forma tangible common equity to risk-weighted assets ratio totaled 13.2% as of December 31, 2009.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK

UPON THE CONVERSION OF THE SERIES C PREFERRED STOCK

Proposal 1 contemplates the issuance of approximately 37,062,721 shares of our common stock based on a conversion price of $9.04 per share (subject to certain anti-dilution adjustments) upon conversion of the 335,047 shares of Series C Preferred Stock issued pursuant to the Investment Agreements.

Background of the Private Placement

Over a period of several weeks beginning in September 2009, our Board of Directors and management determined that it would be prudent to seek substantial additional capital in order to provide the Company with financial flexibility to pursue any desirable acquisition opportunities, to continue investing in our core businesses and to maintain our capital ratios well above previous target levels. The Board of Directors also concluded that, in light of a variety of factors, including capital markets volatility, general economic uncertainties and the speed with which FDIC-assisted acquisitions are completed, it was important that any process to raise additional capital be executed promptly and with a high degree of certainty of completion. In addition, the FDIC indicated a strong preference for the sale of additional capital securities prior to the purchase and assumption of the United Commercial Bank assets and liabilities. In contemplation of the foregoing and, in particular, our intention to bid for certain assets and liabilities of United Commercial Bank from the FDIC, as receiver for United Commercial Bank, we had discussions with a number of potential investors and explored a variety of capital-raising options over a several-week period, including issuing our common stock in a private placement or a public offering. Ultimately, our Board of Directors determined that a private placement to the Investors of a combination of our common stock and a newly authorized series of our preferred stock was the most effective and efficient means to address our capital needs with respect to the acquisition in a timely manner and was in the best interests of our stockholders. A public offering was deemed to be impractical because, among other reasons, pursuant to the confidentiality agreements entered into with the FDIC, this potential pending material transaction could not have been discussed as part of a public offering. Because of the requirements of the NASDAQ rule described above, it was necessary to structure the private placement predominantly in the form of convertible preferred stock until we could obtain the necessary stockholder approval to issue common stock in exchange for the Series C Preferred Stock. Our Board of Directors and management considered the reputations of the Investors in the banking industry and determined that the private placement to the Investors was in the best interests of us and our stockholders.

On November 6, 2009, we issued and sold 18,247,012 shares of our common stock at a purchase price of $9.04 per share and 335,047 shares of our newly authorized Series C Preferred Stock at a purchase price and liquidation preference of $1,000 per share. We raised $500 million in the private placement, pursuant to individual Investment Agreements with the Investors, several of whom were already our largest institutional stockholders. We paid a fee of $14,020,000 to our financial advisor, which acted as placement agent in the private placement. Following the receipt of stockholder and, if applicable, regulatory approval (as described in more detail below), each share of the Series C Preferred Stock will automatically convert into shares of our common stock at an initial conversion price of $9.04 per share, subject to customary anti-dilution adjustments.

Our Board of Directors recommends that stockholders vote “FOR” the Proposal 1, so that the Series C Preferred Stock will convert automatically into shares of common stock, thereby strengthening our common equity base as planned.

The private placement was exempt from SEC registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

NASDAQ Shareholder Approval Requirement

Because our common stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ Rules. NASDAQ Rule 5635 requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

The 37,062,721 shares of common stock issuable upon conversion of the Series C Preferred Stock together with the common stock issued at the closing of the private placement will exceed 19.99% of the number of shares of our common stock and voting power outstanding prior to the private placement. The $9.04 per share conversion price for the Series C Preferred Stock is less than the book value per share of our common stock. The book value of our common stock was $12.58 per share based on our stockholders’ equity divided by the total number of common shares outstanding as shown in our Quarterly Report on Form 10-Q for the period ended September 30, 2009, our most recent public filing with the SEC prior to the close of the private placement. Based on the consolidated closing bid price of our common stock as reported by NASDAQ on November 4, 2009, the trading day immediately prior to the effective date of the Investment Agreements, the market value of our common stock was $8.36. However, because the sales price of $9.04 was below our book value of $12.58 per share, stockholder approval is required pursuant to NASDAQ Rule 5635.

Proposal 1 must receive the affirmative vote of the majority of shares present in person or by proxy at the Meeting and entitled to vote in order to be approved.

Reasons for the Acquisition of United Commercial Bank

On November 6, 2009, we acquired certain assets and assumed certain liabilities of United Commercial Bank from the FDIC as receiver of United Commercial Bank. As a result of the acquisition, East West Bank has over $20 billion in assets and is one of the largest independent banks headquartered in California and the largest bank in the nation focused on serving the Asian-American community. The acquisition included the insured and uninsured deposits of United Commercial Bank, but excluded certain brokered deposits and was made pursuant to the terms of a purchase and assumption agreement entered into by East West Bank and the FDIC on November 6, 2009, as discussed further below.

Our management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. This particular transaction was attractive to us for a variety of reasons, including the:

•

ability to increase our market share in California; develop market share in New York, New England, Georgia, Texas and the Pacific Northwest domestically, as well as to increase market share in Hong Kong and develop market share in Shanghai and Shantou, China;

•

attractiveness of immediate core deposit growth with low cost of funds given that over the past several years, organic core deposit growth has been exceptionally difficult as financial institutions compete for deposits; and

•	opportunities to enhance income and efficiency due to duplications of effort as we expect to enhance income by centralizing some duties and removing duplications of effort.

Based on these and other factors, including the level of FDIC loss protection related to the acquired loans, we believe that this acquisition has had and will continue to have a positive impact on our earnings, including an increase in East West Bank’s net interest margin and efficiencies achieved through the elimination of duplicative operational processes. Prior to the commencement of discussions with the FDIC regarding the FDIC-assisted acquisition of United Commercial Bank, there were no negotiations, transactions or other material contacts between us and United Commercial Bank and/or its parent company, UCBH Holdings, Inc., regarding a business combination.

The acquisition has positively affected, and we expect it to continue to positively affect our operating results in the near term. Based on our preliminary unaudited financial results for the fourth quarter 2009, net income for the fourth quarter 2009 was $259.7 million, or $1.96 per share, compared with a loss of $68.5 million, or 91 cents per share, in the third quarter. The fourth-quarter earnings include a pre-tax gain of $471.0 million from the acquisition of United Commercial Bank. Net interest income, excluding provision for loan losses, increased to $219.5 million from $95.9 million in the third quarter 2009. Provision for loan losses was $140.0 million in the fourth quarter 2009.

We believe that the transaction will continue to improve our net interest income, as we earn more from interest earned on loans and investments than we pay in interest on deposits and borrowings.

The extent to which our operating results may be adversely affected by the acquired loans is offset to a significant extent by the shared-loss agreements and the related discounts reflected in the fair value of these assets at the acquisition date.

Another reason for the acquisition is that East West Bank and United Commercial Bank share a similar asset and borrower profile that we believe will facilitate the integration of the two banks. United Commercial Bank, headquartered in San Francisco, California, had total assets of approximately $11.2 billion and total deposits of approximately $7.5 billion as of October 23, 2009. Its focus was to provide commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private client services to individuals.

The majority of the United Commercial Bank franchise was within East West Bank’s existing footprint, including Hong Kong and China. United Commercial Bank and its subsidiaries, including United Commercial Bank (China) Limited, operated 50 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, and Los Angeles and Orange Counties, nine branches in the State of New York, five branches in metropolitan Atlanta, Georgia, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, Texas, branches in Hong Kong, Shanghai and Shantou, China, and representative offices in Beijing, Guangzhou and Shenzhen, China, and Taipei, Taiwan.

Following the acquisition, East West Bank now operates a total of 137 branches worldwide, including 112 branches in California and 21 branches in key markets across the United States, including New York, Atlanta, Boston, Houston, and Seattle. In addition, East West Bank now operates four full-service branches in Greater China, including two branches in Hong Kong, and branches in Shanghai and Shantou. East West Bank also has representative offices in Beijing, Guangzhou, Shanghai and Shenzhen, China, and Taipei, Taiwan. The acquisition of United Commercial Bank’s assets also included United Commercial Bank (China) Limited, the subsidiary of United Commercial Bank headquartered in Shanghai, China. East West Bank’s acquisition of this Chinese subsidiary has passed preliminary review by the China Banking Regulatory Commission. We have formed a dedicated management team to assist in the integration of the two franchises.

The Purchase and Assumption Agreement

The acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by and among East West Bank, the FDIC, as receiver for United Commercial Bank, and the FDIC, by and for itself, on November 6, 2009. Under the terms of the purchase and assumption agreement, East West Bank acquired certain assets of United Commercial Bank with a fair value of approximately $9.86 billion, including $5.90 billion of loans, $1.56 billion of investment securities, $93.5 million of Federal Home Loan Bank stock, $599.0 million of cash and cash equivalents, $147.4 million of securities purchased under sale agreements, $38.0 million of other real estate owned, and $207.6 million of other assets. Liabilities with a fair value of approximately $9.57 billion were also assumed, including $6.53 billion of insured and uninsured deposits, but excluding certain brokered deposits, $1.84 billion of Federal Home Loan (“FHLB”) advances, $858.2 million of securities sold under agreements to repurchase, $90.6 million in other borrowings and $254.2 million of other liabilities. The fair values of the assets acquired and liabilities assumed were determined based on the requirements of Financial Accounting Standards Board Topic 820: Fair Value Measurements and Disclosures. The Statement of Assets Acquired and Liabilities Assumed by East West Bank, dated as of November 6, 2009, and the accompanying notes, are attached to this Proxy Statement as Appendix C. The fair value amounts are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. The amounts are also subject to adjustments based upon final settlement with the FDIC. In addition, the tax treatment of FDIC-assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date. The terms of the purchase and assumption agreement provide for the FDIC to indemnify East West Bank against claims with respect to liabilities of United Commercial Bank not assumed by East West Bank and certain other types of claims listed in the purchase and assumption agreement. This discussion reflects the status of these items to the best of management’s knowledge as of the date of this Proxy Statement.

In connection with the acquisition of United Commercial Bank, East West Bank entered into a loss-sharing agreement (the “shared-loss agreement”) with the FDIC that covered approximately $5.66 billion and $38.0 million of United Commercial Bank’s loans and other real estate owned, respectively. East West Bank will share in the losses, which begins with the first dollar of loss occurred, of the loan pools (including single-family residential mortgage loans, commercial loans, foreclosed loan collateral and other real estate owned) covered (“covered loans”) under the shared-loss agreement. Pursuant to the terms of the shared-loss agreement, the FDIC is obligated to reimburse East West Bank 80% of eligible losses of up to $2.05 billion with respect to covered loans. The FDIC will reimburse East West Bank for 95% of eligible losses in excess of $2.05 billion with respect to covered loans. East West Bank has a corresponding obligation to reimburse the FDIC for 80% or 95%, as applicable, of eligible recoveries with respect to covered loans.

The shared-loss agreement for commercial and single-family residential mortgage loans is in effect for five years and ten years, respectively, from the November 6, 2009, acquisition date. The loss recovery provisions with respect to eligible losses of up to $2.05 billion are in effect for eight years from the acquisition date and the loss recovery provisions with respect to eligible losses in excess of $2.05 billion are in effect for ten years from the acquisition date.

On January 14, 2020, East West Bank is required to pay to the FDIC 50% of the excess, if any, of (i) $410 million over (ii) the sum of (A) 25% of the asset discount plus (B) 25% of the Cumulative Shared-Loss Payments plus (C) the Cumulative Servicing Amount if net losses on covered loans subject to the stated threshold is not reached. As of December 31, 2009, the estimate for this liability was zero.

The shared-loss agreements contain provisions regarding servicing procedures as specified in the purchase and assumption agreement with the FDIC. The expected net reimbursements under the shared-loss agreements were recorded at their estimated fair value of $1.14 billion on the acquisition date.

East West Bank did not immediately acquire all the real estate, banking facilities, furniture or equipment of United Commercial Bank as part of the purchase and assumption agreement. East West Bank has the option to purchase or lease the real estate and furniture and equipment from the FDIC. The term of these options has been extended until 120 days after November 6, 2009, and may be further extended by the FDIC. Acquisition costs of the real estate and furniture and equipment will be based on current appraisals and determined at a later date. Currently all banking facilities and equipment are being leased from the FDIC on a month-to-month basis.

East West Bank paid the FDIC a premium of approximately 1.1% for the right to assume all of the deposits of United Commercial Bank. In addition, the FDIC transferred to East West Bank all qualified financial contracts to which United Commercial Bank was a party and such contracts remain in full force and effect. Because this was an FDIC-assisted transaction of a failed bank, the shareholders of United Commercial Bank received no consideration as a result of East West Bank’s acquisition of United Commercial Bank’s assets.

The assets of United Commercial Bank acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method). For income tax purposes, the acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.

Because East West Bank is a California state bank member of the Federal Reserve System, prior approval of the acquisition was required and received from the Board of Governors of the Federal Reserve (the “Federal Reserve Board”) and the California Commissioner of Financial Institutions. East West Bank’s acquisition of United Commercial Bank’s Chinese subsidiary, United Commercial Bank (China) Limited, requires the approval of the China Banking Regulatory Commission and, as of the date of the acquisition, had passed such commission’s preliminary review procedures. In the event that the China Banking Regulatory Commission does not approve the transfer of United Commercial Bank (China) Limited, East West Bank is entitled to require the FDIC to purchase United Commercial Bank (China) Limited. The term of this option expires 180 days after November 6, 2009, unless extended by the FDIC.

Series C Preferred Stock Terms

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock as contained in the Certificate of Designations for the Series C Preferred Stock which has been filed with the Secretary of State of the State of Delaware. The Certificate of Designations is included as Appendix A attached to this Proxy Statement and is incorporated by reference herein. Stockholders are urged to carefully read the Certificate of Designations in its entirety. Although we believe this summary covers the material terms and provisions of the Series C Preferred Stock as contained in the Certificate of Designations, it may not contain all of the information that is important to you.

Authorized Shares, Stated Value and Liquidation Preference. We have designated 428,000 shares as “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C,” which have a par value of $0.001 per share and a stated value and liquidation preference of $1,000 per share.

Mandatory Conversion. The Series C Preferred Stock of each holder will convert into shares of common stock on the third business day following the receipt by us and/or the holder of Series C Preferred Stock of the following: (i) the approval by the holders of our common stock of the conversion of the Series C Preferred Stock into common stock as required by the applicable NASDAQ rules and (ii) as to a holder, the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The number of shares of common stock into which each share of Series C Preferred Stock is convertible is determined by dividing (i) the $1,000 per share liquidation preference, plus all accrued and unpaid dividends, by (ii) the applicable conversion price, which is initially $9.04 per share. The conversion price of the Series C Preferred Stock is subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions, stock splits, subdivisions and combinations, distributions of cash, debt or assets and tender offers and exchange offer.

Dividends. Commencing on the date on which shares of Series C Preferred Stock were first issued, dividends will accrue and be payable semi-annually in arrears on May 1 and November 1 of each year (each, a “Dividend Payment Date”). Dividends will be payable, on a cumulative basis, in cash and in kind in additional shares of Series C Preferred Stock if, when and as declared by the Board of Directors or a duly authorized committee thereof for each outstanding share of Series C Preferred Stock as follows:

•

dividends at an annual rate equal to the “special dividend rate” (meaning the sum of (a) the greater of (i) LIBOR and (ii) 1% plus (b) 10%, (up to a maximum of 13%) multiplied by the sum of (A) the liquidation preference plus (B) all accrued and unpaid dividends for any prior dividend period, payable in cash; provided that, in the event the as-converted dividend for such dividend period is greater than the dividend calculated pursuant to the foregoing language, each outstanding share of Series C Preferred Stock will be entitled to receive, when and as declared by the Board of Directors, the as-converted dividend instead; and

•

dividends at an annual rate equal to 5% multiplied by the sum of (A) the liquidation preference plus (B) all accrued and unpaid dividends for any prior dividend period payable in kind in additional shares of Series C Preferred Stock with the number of shares to be issued determined by dividing the amount of the payable in kind dividend by the liquidation preference per share of Series C Preferred Stock.

No dividends will be paid in respect of the dividend period in which the Series C Preferred Stock converts into common stock.

Subject to limited exceptions, if dividends payable on all outstanding shares of the Series C Preferred Stock for any dividend period have not been declared and paid or declared and funds set aside therefor, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any of our junior securities, or redeem, purchase or acquire any parity securities.

Ranking. The Series C Preferred Stock ranks, with respect to dividend rights and rights on liquidation, winding up and dissolution, on a parity with the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, and Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and with each other class or series of equity securities of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company. The Series C Preferred Stock ranks senior to our common stock and any other class or series of our stock now existing or hereafter established, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Voting Rights. The holders of the Series C Preferred Stock will not have any voting rights other than as required by law, except that the approval of the holders of a majority of the Series C Preferred Stock, voting as a single class, will be required with respect to certain matters, including (A) charter amendments adversely affecting the rights, preferences or privileges of the Series C Preferred Stock and (B) the creation of any series of senior equity securities.

Liquidation. In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Series C Preferred Stock will be entitled, before any distribution or payment out of our assets may be made to or set aside for the holders of any of our junior capital stock and subject to the rights of our creditors, to receive a liquidation distribution in an amount equal to $1,000 per share, plus any accrued but unpaid dividends whether or not declared. If our assets or the proceeds thereof available for distribution among the holders of the Series C Preferred Stock and the holders of shares of all of our other capital stock ranking pari passu with the Series C Preferred Stock is insufficient to pay in full the liquidation preference and liquidation payments on all such other parity securities, then all of the assets available, or the proceeds thereof, after payment of any senior securities, will be distributed among the holders of the Series C Preferred Stock and the holders of the parity securities ratably. A merger, consolidation or sale of all or substantially all of our property or business is not deemed to be a liquidation under the Certificate of Designations.

Redemption. The Series C Preferred Stock is not redeemable by the holders, but may be redeemed by us following the fifth anniversary of its issuance at a redemption price per share equal to the greater of (i) 125% of the liquidation preference plus all accrued and unpaid dividends and (ii) 110% of the closing price of the common stock for trading day prior to the date of redemption multiplied by the number of shares of common stock into which one share of Series C Preferred Stock would be convertible on such date if such shares of Series C Preferred Stock were converted on that date following (assuming receipt of stockholder approval and, if applicable, regulatory approval); provided that, in no event will the redemption price exceed 150% of the amount calculated in accordance with clause (i) above.

Anti-dilution Provisions. The conversion price of the Series C Preferred Stock is also subject to customary anti-dilution adjustments.

Preemptive Rights. Holders of the Series C Preferred Stock have no preemptive rights, although the Investors do have certain contractual subscription rights as provided in the Investment Agreements.

Ownership Limitations; Non-Voting Common Stock. If the payment of dividends in additional shares of Series C Preferred Stock would cause any Investor to exceed this 9.9% threshold, any shares in excess of such threshold payable to such Investor would be in the form of substitute preferred stock which would only convert to common when the threshold limitation would not be violated.

Fundamental Change. If the Company enters into a transaction constituting a consolidation or merger of the Company or similar transaction or any sale or other transfer of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole (in each case pursuant to which its common stock will be converted into cash, securities or other property) or for certain reclassifications or exchanges of its common stock, then each share of Series C Preferred Stock will convert, effective on the day on which such share would automatically convert into common stock of the Company, into the securities, cash and other property receivable in the transaction by the holder of the number of shares of common stock into which such share of Series C Preferred Stock would then be convertible, assuming receipt of any applicable regulatory approval.

The Investment Agreements

The following is a summary of the material terms of the Investment Agreements and is qualified in its entirety by reference to the form of Investment Agreement attached as Appendix B to this Proxy Statement and is incorporated by reference herein. You should read the form of Investment Agreement in its entirety because it, and not this Proxy Statement, is the legal document that governs the issuance of the Series C Preferred Stock.

Purchase and Sale of Stock. Pursuant to the Investment Agreements, we agreed to issue and sell 18,247,012 shares of common stock and 335,047 shares of the Series C Preferred Stock, in the aggregate, to the Investors.

Representations and Warranties. We made customary representations and warranties to the Investors relating to us, our business and our capital stock, including with respect to the shares of Series C Preferred Stock to be issued to the Investors pursuant to the Investment Agreement. The representations and warranties in the Investment Agreements were made for purposes of the Investment Agreements and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Investment Agreements, including being qualified by confidential disclosures made for the purposes of allocating contractual risk. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than for establishing matters as facts. The representations and warranties and other provisions of the Investment Agreements should not be read alone, but instead should only be read together with the information provided elsewhere in this document and in the documents incorporated by reference into this document, including the periodic and current reports and statements that we file with the SEC.

Agreement to Seek Stockholder Approval. We agreed to call and hold the Meeting, as promptly as reasonably practicable, and to unanimously recommend and seek stockholder approval of Proposal 1. In addition, we agreed to prepare and file this Proxy Statement with the SEC, as well as, subject to the fiduciary duties of the Board of Directors, to use reasonable best efforts to solicit Proxies for the stockholder approval of the Proposal. If such approval is not obtained at the Meeting, we will call additional meetings and recommend approval of Proposal 1 to the stockholders every six months thereafter until such approval is obtained.

Registration Rights. We have agreed that, within six months after the closing date of the private placement, we will prepare and file a shelf registration statement with the SEC covering all shares of common stock and Series C Preferred Stock issued under the Investment Agreements, any securities issuable upon conversion of the Series C Preferred Stock, and any additional shares of common stock or Series C Preferred Stock that may be issued from time to time pursuant to the Investment Agreements, including by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger or other reorganization. The Investors also have customary piggyback registration rights.

Transfer Restrictions. Each Investor will be generally prohibited from transferring the common stock, Series C Preferred Stock and the common stock issuable upon conversion of the Series C Preferred Stock for a period of six months following the closing date of the private placement. Holders of 3,839,479 shares of our common stock and 66,292 shares of Series C Preferred Stock (convertible into 7,333,186 shares of common stock) have been released from this prohibition on transfer. Subject to certain exceptions with respect to transfers effected after such six-month period, the Investor must reasonably believe that any transferee in any such transfer would not own more than 4.9% of the common stock (including common stock issuable upon conversion of the Series C Preferred Stock) after such transfer. Further, the securities issued to the Investors have not been registered and bear a legend specifying that such securities may not be transferred, sold or otherwise disposed of unless a registration statement relating to such securities is in effect under applicable federal and state securities laws or pursuant to an available exemption from registration.

Subscription Rights. The Investment Agreements provide the Investors, so long as they hold 50% of the securities purchased in the private placement, customary subscription rights for a period of six months (or three years in the case of Investors holding a minimum of 5% or more of our outstanding shares of common stock) to enable such Investors to maintain their proportionate ownership of our common stock. At any time that any Investor meets this ownership threshold and the Company makes any offering or sale of any equity, or any securities convertible or exchangeable into equity, subject to customary exceptions, each Investor may acquire at the same price and on the same terms, subject to certain limitations, that number of the securities being offered necessary to maintain its proportionate common stock–equivalent interest in the Company. Under certain circumstances, Investors may acquire such securities at a discount to the price being offered to third parties.

Other Covenants. We also agreed to a number of customary covenants, including covenants (i) providing Investors holding a minimum of 5% or more of our outstanding shares of common stock to access to the books and records and to our management, (ii) with respect to the reservation and listing on NASDAQ of the common stock to be issued pursuant to the Investment Agreement and the common stock to be issued upon conversion of the Series C Preferred Stock and (iii) providing certain subscription rights to Investors in the event of certain issuances of equity securities by the Company.

Indemnity. We have agreed to customary indemnification provisions for the benefit of each Investor relating to certain losses suffered by each Investor arising from breaches of our representations, warranties and covenants in the Investment Agreements or relating to certain losses arising from actions, suits or claims relating to the Investment Agreements or the transactions contemplated thereby. Each Investor has agreed to customary indemnification provisions for the benefit of the Company relating to certain losses suffered by us arising from breaches of any Investor’s breach of its representations, warranties and covenants in the Investment Agreements.

Passivity and Standstill Commitments. Each Investor has agreed to standstill and passivity commitments that apply until the earlier of (A) the third anniversary of the closing date and (B) such time as the Investor owns less than 5% of the outstanding shares of common stock. Among other things, Investors have agreed that, without prior written approval of the Company, the Investors will not:

•

acquire beneficial ownership of the Company’s voting securities if such acquisition would result in the Investor or its affiliates (A) being deemed to “control” us within the meaning of the Bank Holding Company Act of 1956, as amended and the Change of Bank Control Act of 1978 as amended or the California Financial Code and the rules and regulations promulgated thereunder, (B) having beneficial ownership of 25% or more of the outstanding shares of a class of voting securities or the common stock (other than as a result of the exercise of the rights or obligations under the Investment Agreement);

•	enter into or seek to enter into any acquisition transaction, merger or business combination relating to all or part of us or our subsidiaries;

•	make or participate in the solicitation of Proxies to vote or influence any person or entity with respect to the voting of any voting securities of us or our subsidiaries;

•

call a meeting of our stockholders or our subsidiaries, initiate a stockholder proposal or in any way participate in a group with respect to any voting securities of us; or act alone or in concert with others to exercise a controlling influence over the management, Board of Directors or policies of us or our subsidiaries;

•	bring any action or otherwise act to contest the validity of or seek a release from or waiver of the passivity and standstill provisions of the Investment Agreement.

Expenses. We and each Investor will each bear and pay our own costs and expenses in connection with the transactions contemplated by the Investment Agreements, except as may be subsequently agreed in writing between us and each Investor.

Potential Consequences if Proposal 1 to Convert the Series C Preferred Stock is Approved

Conversion of Series C Preferred Stock into Common Stock. Upon receipt of the stockholder approval for Proposal 1, and subject to receipt of certain regulatory approvals, if applicable, each share of Series C Preferred Stock will be automatically converted into shares of common stock on the third business day following the date on which such approvals are obtained. Each outstanding share of Series C Preferred Stock will automatically be converted into such number of shares of common stock determined by dividing (i) $1,000 (the purchase price per share of the Series C Preferred Stock) by (ii) the conversion price of the Series C Preferred Stock then in effect, subject to certain adjustments. The initial conversion price of the Series C Preferred Stock is $9.04 per share.

Dilution. We will issue, through the conversion of the Series C Preferred Stock, 37,062,721 shares of common stock (in addition to the 18,247,012 shares of common stock previously issued at the closing of the private placement). As a result, we expect there to be a dilutive effect on both the earnings per share of our common stock and the book value per share of our common stock. In addition, our existing stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding capital stock. For additional information regarding the dilutive effect of the private placement, please see the section of this Proxy Statement captioned “Capitalization Table.”

Rights of Investors. If stockholder approval is received, the rights and privileges associated with the common stock issued upon conversion of the Series C Preferred Stock will be identical to the rights and privileges associated with the common stock held by our existing common stockholders, including voting rights.

Elimination of Dividend and Liquidation Rights of Holders of Series C Preferred Stock. If the stockholder approval is received, subject to any applicable required regulatory approval for the conversion of the Series C Preferred Stock, all shares of Series C Preferred Stock will be cancelled. As a result, approval of the conversion of Series C Preferred Stock will result in the elimination of the dividend rights and liquidation preference existing in favor of the Series C Preferred Stock. For more information regarding such dividend rights and liquidation preference, see “Series C Preferred Stock Terms and Provisions” in this Proxy Statement.

Improved Balance Sheet and Regulatory Capital Level. Upon consummation of the private placement, we received aggregate gross proceeds of $500 million, which strengthened our balance sheet and regulatory capital levels. Upon conversion of the Series C Preferred Stock to common stock, our regulatory capital levels will be further strengthened. For additional information regarding the effect of the private placement on our balance sheet and our regulatory capital ratios, please see the section of this Proxy Statement captioned “Capitalization Table.”

Market Effects. Despite the existence of certain restrictions on transfer, the issuance of shares of our common stock upon conversion of the Series C Preferred Stock may impact trading patterns and adversely affect the market price of our common stock. If significant quantities of our common stock are issued upon conversion of the Series C Preferred Stock and are sold (or if it is perceived that they may be sold) into the public market, the trading price of our common stock could be materially adversely affected.

The current ownership of our common stock following the consummation of the private placement is further described below in the section of this Proxy Statement captioned “Beneficial Stock Ownership of Principal Stockholders and Management.”

Potential Consequences if Proposal 1 to Convert the Series C Preferred Stock is Not Approved

Series C Preferred Stock Remains Outstanding. Unless the stockholder approval is received or unless our stockholders approve a similar proposal at a subsequent meeting, the Series C Preferred Stock will remain outstanding in accordance with its terms.

Substantial Dividend Payments. If stockholder approval is not obtained, the shares of Series C Preferred Stock will remain outstanding and, for so long as such shares remain outstanding, we will be required to pay substantial dividends on the Series C Preferred Stock, on a cumulative basis, at an annual rate equal to (X) the sum of (a) the greater of (i) LIBOR and (ii) 1% plus (b) 10% (up to a maximum of 13%), multiplied by the sum of (A) the liquidation preference plus (B) all accrued and unpaid dividends for any prior dividend period, payable in cash (or the as-converted dividend if it is higher), and (Y) dividends at an annual rate equal to 5% multiplied by the sum of (A) the liquidation preference plus (B) all accrued and unpaid dividends for any prior dividend period payable in kind in additional shares of Series C Preferred Stock.

As a hypothetical example based upon an annual rate of 1% (the current 3-month LIBOR rate is less than 1%) plus 10%, the dividend payments on the Series C Preferred Stock during the next twelve months if stockholder approval is not obtained are as follows:

On May 1, 2010	Cash Dividend	$17,813,332
	Payment in Kind Dividend	$8,096,969

On November 1, 2010	Cash Dividend	$18,872,918
	Payment in Kind Dividend	$8,578,599

Total cumulative dividends that we would be required to pay on the Series C Preferred Stock during the next twelve months if stockholder approval is not obtained during that time is $53,361,819. This hypothetical assumes an “as-converted” common stock dividend rate of 0%.

Additional Stockholder Meetings. We will call additional stockholder meetings and recommend approval of Proposal 1 at each meeting to the stockholders every six months, if necessary, thereafter until such approval is obtained pursuant to the provisions of the Investment Agreements. We will bear the costs of soliciting the approval of our stockholders in connection with these meetings.

Restriction on Payment of Dividends. For as long as the Series C Preferred Stock remains outstanding, if dividends payable on all outstanding shares of the Series C Preferred Stock have not been declared and paid, or declared and funds set aside therefor, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any of our junior securities, or redeem, purchase or acquire any parity securities, subject to limited exceptions.

Liquidation Preference. For as long as the Series C Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of us and, accordingly, no payments will be made to holders of our common stock upon any liquidation of us unless the full liquidation preference on the Series C Preferred Stock is paid.

INFORMATION ABOUT EAST WEST BANCORP, INC.

We are a Delaware corporation whose principal business is to serve as the holding company for East West Bank, a full-service commercial bank serving consumers and businesses with over 135 branches and/or representative offices worldwide. In addition to East West Bank, we have ten other subsidiaries, namely East West Insurance Services, Inc., East West Capital Trust I, East West Capital Trust II, East West Capital Statutory Trust III, East West Capital Trust IV, East West Capital Trust V, East West Capital Trust VI, East West Capital Trust VII, East West Capital Trust VIII, and East West Capital Trust IX.

As of December 31, 2009, we had total assets of approximately $20.6 billion, total gross loans of approximately $14.1 billion, total deposits of approximately $15 billion and total shareholders’ equity of approximately $2.3 billion.

Our shares are traded on the NASDAQ Global Select Market under the symbol “EWBC.” Our principal office is located at 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101, and the telephone number is (626) 768-6000.

For more information about us, see “Where You Can Find More Information” beginning on page 5 of this Proxy Statement.

INFORMATION ABOUT UNITED COMMERCIAL BANK

United Commercial Bank was a California state-chartered bank and wholly owned subsidiary of UCBH Holdings, Inc., based in San Francisco, California. As previously discussed, East West Bank acquired certain assets and assumed substantially all of the deposits and certain liabilities of United Commercial Bank pursuant to a purchase and assumption agreement with the FDIC.

Discussion

A narrative description of the anticipated effects of the acquisition on our financial condition, liquidity, capital resources and operating results is presented below. In accordance with the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”) and a request for relief submitted to the Securities and Exchange Commission, the Company has omitted certain financial information of United Commercial Bank required by Rule 3-05 and Article II of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 and Article II of Regulation S-X under certain circumstances, including a transaction such as the United Commercial Bank acquisition, in which the registrant engages in an acquisition of a troubled financial institution for which audited financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. This discussion should be read in conjunction with our historical financial statements and the related notes, which have been filed with the SEC and the Statement of Assets Acquired and Liabilities Assumed by East West Bank, dated November 6, 2009,and accompanying notes (the “Audited Statement”), which is attached hereto as Appendix C.

The acquisition increased East West Bank’s total assets and total deposits, which are expected to positively affect East West Bank’s operating results, to the extent East West Bank earns more from interest earned on its assets than it pays in interest on deposits and other borrowings. The ability of East West Bank to successfully collect interest and principal on loans acquired will also impact East West Bank’s cash flows and operating results.

We have determined that the acquisition of the net assets of United Commercial Bank constitutes a business acquisition as defined by FASB Accounting Standard Codification Topic 805: Business Combinations. Accordingly, the assets acquired and liabilities assumed as of November 6, 2009 are presented at their fair values in the table below as required by that topic. In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. These fair value estimates are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. East West Bank and the FDIC are engaged in ongoing discussions that may impact which assets and liabilities are ultimately acquired or assumed by East West Bank and/or the purchase price of such assets and liabilities.

Financial Condition

In the acquisition, East West Bank purchased $5.90 billion in loans at fair value, net of a $1.71 billion discount. This amount represents approximately 42 % of its total loans (net of the allowance for loan losses) at November 30, 2009. Other real estate acquired was $38.0 million at fair value. Approximately $291.5 million in net after-tax gain, an FDIC indemnification asset of 1.1 billion and a $74.4 million core deposit intangible were recorded in connection with this transaction.

East West Bank acquired $599.0 million in cash and cash equivalents, $1.56 billion in investment securities at fair value and $147.4 million in securities purchased under sale agreements. A portion of the cash and securities acquired have been retained to create additional liquidity and a portion has been utilized to reduce the $858.2 million of acquired securities sold under repurchase agreements.

Investment Portfolio

East West Bank acquired $1.56 billion of investment securities at estimated fair market value in the United Commercial Bank acquisition. The acquired securities were predominantly U.S. Treasury securities, U.S. Government agency and U.S. Government sponsored enterprise debt securities and U.S. Government agency and U.S. Government sponsored enterprise mortgage-backed securities.

The following table present the composition of the investment securities portfolio acquired at November 6, 2009:

November 6, 2009
(In thousands)
U.S. Treasury securities	$301,853
U.S. Government agency and sponsored enterprise debt securities	455,388
U.S. Government agency and sponsored enterprise mortgage-backed securities	779,503
Corporate debt securities	6,101
Other securities	18,601

Investment securities	$1,561,446

In addition, East West Bank also acquired $93.5 million in Federal Home Loan Bank (“FHLB”) Stock and investments in affordable housing partnerships with a fair value of $41.6 million.

The following table presents a summary of yields and contractual maturities of the investment securities portfolio acquired at November 6, 2009:

	Within One Year		After One But Within Five Years		After Five But Within 10 Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands)
U.S. Treasury securities	$181,676	0.12%	$120,177	1.14%	$—		$—		$301,853	0.53%
U.S. Government agency and sponsored enterprise debt securities	—		120,853	2.23%	334,535	4.61%			455,388	3.98%
U.S. Government agency and sponsored enterprise mortgage-backed securities	—		2,498	4.41%	83,106	4.34%	693,899	4.39%	779,503	4.38%
Corporate debt securities	—		6,101	2.16%	—		—		6,101	2.16%
Other securities	—		—		2,747	5.11%	15,854	5.11%	18,601	5.11%

Total investments	$181,676	0.12%	$249,629	1.73%	$420,388	4.56%	$709,753	4.40%	$1,561,446	3.52%

Subsequent to November 6, 2009, $1.25 billion of investment securities were sold with a gain of approximately $2.4 million.

Covered loans

The following table presents the balance of each major category of loans acquired in the United Commercial Bank acquisition as of November 6, 2009:

	November 6, 2009
	Amount	% of Loans
Real estate loans:
Residential single family	$656,862	9%
Residential multifamily	1,185,739	16%
Commercial and industrial real estate	2,480,439	34%
Construction	1,469,772	20%

Total real estate loans	5,792,812	79%
Other loans:
Commercial business	1,401,167	19%
Other consumer	105,324	2%

Total other loans	1,506,491	21%

Total covered loans	7,299,303	100%
Total discount resulting from acquisition date fair value	(1,638,871)

Net Loans	$5,660,432

East West Bank also acquired other real estate owned with a fair value of $38.0 million. East West Bank refers to the loans and other real estate owned acquired in the United Commercial Bank acquisition as “covered loans” as East West Bank will be reimbursed by the FDIC for a substantial portion of any future losses on them under the terms of the shared-loss agreement. Covered loans do not include the acquired loans of United Commercial Bank (China) Limited with a fair value of $236.5 million.

At the November 6, 2009 acquisition date, East West Bank estimated the fair value of the United Commercial Bank acquisition loan portfolio at $5.90 billion, which represents the expected discounted cash flows from the portfolio. In estimating such fair value, the Bank (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows represents the nonaccretable difference.

The nonaccretable difference represents an estimate of the credit risk in the United Commercial Bank acquisition loan portfolio at the acquisition date. The credit risk is not reflected in the allowance for loan losses.

As part of the loan portfolio fair value estimation, East West Bank established the FDIC indemnification asset, which represents the present value of the estimated losses on covered loans to be reimbursed by the FDIC. The FDIC indemnification asset will be reduced as losses are recognized on covered loans and loss-sharing payments are received from the FDIC. Realized losses in excess of acquisition date estimates will increase the FDIC indemnification asset. Conversely, if realized losses are less than acquisition date estimates, the FDIC indemnification asset will be reduced by a charge to earnings.

Covered loans under the shared-loss agreements with the FDIC are reported in loans exclusive of the estimated FDIC indemnification asset. The covered loans acquired in the United Commercial Bank acquisition transaction are and will continue to be subject to East West Bank’s internal and external credit review. As a result, if and when credit deterioration is noted subsequent to the November 6, 2009, acquisition date, such deterioration will be measured through East West Bank’s loss-reserving methodology, and a provision for credit losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC indemnification asset.

A summary of the covered loans (excluding OREOs) acquired in the United Commercial Bank acquisition as of November 6, 2009, and the related discount is as follows:

	Credit-impaired Loans	Other Loans	Total
	(In thousands)
Real estate loans:
Residential single family	$23,042	$633,820	$656,862
Residential multifamily	164,754	1,020,985	1,185,739
Commercial and industrial real estate	918,348	1,562,091	2,480,439
Construction	1,304,112	165,660	1,469,772

Total real estate loans	2,410,256	3,382,556	5,792,812
Other loans:
Commercial business	702,486	698,681	1,401,167
Other consumer	636	104,688	105,324

Total other loans	703,122	803,369	1,506,491

Total loans	3,113,378	4,185,925	7,299,303
Total discount resulting from acquisition date fair value	(1,108,059)	(530,812)	(1,638,871)

Net loans	$2,005,319	$3,655,113	$5,660,432

Credit-impaired covered loans are those loans showing evidence of credit deterioration since origination, and it is probable, at the date of acquisition, that the Bank will not collect all contractually required principal and interest payments. Generally, the acquired loans that meet the Bank’s definition for nonaccrual status fall within the definition of credit-impaired covered loans.

The undiscounted contractual cash flows for the covered credit-impaired loans and covered other loans are $3.41 billion and $5.55 billion, respectively. The undiscounted estimated cash flows not expected to be collected for the covered credit-impaired loans and covered other loans are $1.20 billion and $1.06 billion, respectively.

The accretable yield on credit-impaired loans represents the amount by which the undiscounted expected cash flows exceed the estimated fair value. At November 6, 2009, such accretable yield was approximately $208.1 million. Credit-impaired loans are reviewed each reporting period to determine whether any changes occurred in expected cash flows that would result in a reclassification from nonaccretable difference to accretable yield.

Contractual Maturity of Loan Portfolio

The following table presents the maturity schedule with respect to certain individual categories of loans acquired and provides separate analyses with respect to fixed rate loans and floating rate loans as of November 6, 2009. The amounts shown in the table are unpaid balances.

	Within One Year		After One But Within Five Years		More Than Five Years	Total
	(In thousands)
Real estate loans:
Residential single family	$		$		$656,862	$656,862
Residential multifamily					1,185,739	1,185,739
Commercial and industrial real estate		570		1,698,352	781,517	2,480,439
Construction		1,433,380		36,392		1,469,772

Total real estate loans		1,433,950		1,734,744	2,624,118	5,792,812
Other loans:
Commercial business		278,310		1,122,857		1,401,167
Other consumer		4,008		2,751	98,565	105,324

Total other loans		282,318		1,125,608	98,565	1,506,491

Total loans		$1,716,268		$2,860,352	$2,722,683	$7,299,303

Total fixed rate		$55,061		$908,892	$471,441	$1,435,394
Total variable rate		1,661,208		1,951,460	2,251,241	5,863,909

Total		$1,716,269		$2,860,352	$2,722,682	$7,299,303

Deposits

The United Commercial Bank acquisition increased East West Bank’s deposits by $6.53 billion at November 6, 2009. The following table presents a summary of the deposits acquired and the average interest rates in effect at the acquisition date:

	November 6 , 2009
	Amount	Rate
	(Dollars in thousands)
Non-interest bearing	$898,383	—
Interest checking	289,591	0.21%
Money market	436,819	0.56%
Savings	654,060	0.45%
Time deposits:
Less than $100,000	1,971,798	2.28%
$100,000 or greater	2,267,891	1.71%
Time deposits fair value adjustment:
Less than $100,000	5,859
$100,000 or greater	5,462

Total deposits	$6,529,864

At November 6, 2009, scheduled maturities of time deposits were as follows:

Year of Maturity	November 6, 2009
(In thousands)
2009	$1,291,488
2010	2,863,384
2011	80,684
2012	2,387
2013 & thereafter	1,746

Total	$4,239,689

Borrowings

As of November 6, 2009, there was $1.74 billion principal balance of borrowings outstanding from the FHLB with a fair value of $1.84 billion. The borrowings are both term and callable advances and were secured by a blanket lien on eligible loans plus securities. The amount of callable advances at November 6, 2009, was $800 million. The maturities shown are the contractual maturities for all advances.

The following table summarizes the principal balance of FHLB advances outstanding and weighted average interest rates at November 6, 2009:

Year of Maturity	Principal Balance	Rate
	(Dollars in thousands)
2009	$200,000	3.96%
2010	690,026	2.20%
2011	45,367	4.78%
2013	175,000	4.55%
2014	50,000	4.43%
2015	200,000	4.46%
2016	125,000	4.33%
2017	250,000	4.07%
2020	6,159	5.07%

Total	$1,741,552

At November 6, 2009, United Commercial Bank had securities sold under repurchase agreements with a fair value balance of $858.2 million with a maturity date ranging from December 2009 to November 2017. East West Bank extinguished all of these liabilities by the end of December 31, 2009.

The following table summarizes the fair value of the repurchase agreements outstanding, maturity and the weighted average interest rate as of November 6, 2009:

Year of Maturity	Fair Value	Rate
	(Dollars in thousands)
2009	$19,450	0.20%
2010	54,021	0.34%
2011	53,909	5.00%
2016	174,048	4.73%
2017	556,816	3.08%

Total	$858,244

In the United Commercial Bank acquisition, East West Bank assumed $6.53 billion in deposits at fair value. This amount represents approximately 45% of the Bank’s total deposits of $14.65 billion at November 30, 2009. East West Bank also assumed $1.84 billion in FHLB advances, at fair value.

In its assumption of the deposit liabilities, East West Bank determined that the customer relationships associated with these deposits have intangible value. East West Bank applied FASB Accounting Standard Codification Topic 805, Business Combination, which prescribes the accounting for goodwill and other intangible assets, such as core deposit intangibles in a business combination. East West Bank determined the fair value of a core deposit intangible asset totaling approximately $74.4 million, which will be amortized based on the estimated economic benefits received. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, age of deposit relationships, and the maturities of time deposits.

Operating Results and Cash Flows

Our management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. This particular transaction was attractive to us for a variety of reasons, including the:

•

ability to increase our market share in California; develop market share in New York, New England, Georgia, Texas and the Pacific Northwest domestically; as well as to increase market share in Hong Kong and develop market share in Shanghai and Shantou internationally ;

•

attractiveness of immediate core deposit growth with a low cost of funds given that over the past several years, organic core deposit growth has been exceptionally difficult as financial institutions compete for deposits; and

•	opportunities to enhance income and efficiency due to duplications of effort as we expect to enhance income by centralizing some duties and removing duplications of effort.

Based on these and other factors, including the level of FDIC support related to the acquired loans, we believe that this acquisition will have an immediate positive impact on the Bank’s earnings, such as an increase in the Bank’s net interest margin and efficiencies achieved through the elimination of duplicative operational processes.

We expect that the acquisition will positively affect its operating results in the near term. We believe that the transaction will improve our net interest income, as we earn more from interest earned on its loans and investments than it pays in interest on deposits and borrowings.

The extent to which our operating results may be adversely affected by the acquired loans is offset to a significant extent by the shared-loss agreements and the related discounts reflected in the fair value of these assets at the acquisition date. In accordance with the provisions of FASB Accounting Standard Codification Topic 310-30, Receivables, the fair values of the acquired loans reflect an estimate of expected losses related to the acquired loans. As a result, East West Bank’s operating results would only be adversely affected by loan losses of the acquired loans to the extent that such losses exceed the expected losses reflected in the fair value of the acquired loans at the acquisition date. In addition, to the extent that the stated interest rate on acquired loans was not considered a market rate of interest at the acquisition date, appropriate adjustments to the acquisition-date fair value were recorded. These adjustments mitigate the risk associated with the acquisition of loans earning a below-market rate of return.

Topic 310-30 applies to a loan with evidence of deterioration of credit quality since origination, acquired by completion of a transfer for which it is probable at acquisition that the investor will be unable to collect all contractually required payments receivable. Topic 310-30 prohibits carrying over or creating an allowance for loan losses upon initial recognition for loans that fall under its scope. On the acquisition date, the estimate of the contractual principal and interest payments for all impaired loans acquired in the acquisition was $3.41 billion and the estimated fair value of the loans was $2.0 billion, net of an accretable yield of $208.1 million. These amounts were determined based upon the estimated remaining life of the underlying loans, which include the effects of estimated prepayments, expected credit losses and market liquidity and interest rates.

On the acquisition date, the unpaid principal balance for all nonimpaired loans acquired in the acquisition was $4.19 billion and the estimated fair value of the loans totaled $3.66 billion. The fair value of nonimpaired loans was determined based upon the estimated remaining life of the underlying loans, which include the effects of estimated prepayments, expected credit losses and adjustments related to market liquidity and prevailing interest rates at the acquisition date.

The shared-loss agreements will likely have a material impact on the cash flows and operating results of East West Bank in both the short-term and the long-term. In the short-term, it is likely that there will be a significant amount of the covered loans that will experience deterioration in payment performance or will be determined to have inadequate collateral values to repay the loans. In such instances, East West Bank will likely no longer receive payments from the borrowers, which will impact cash flows. The shared-loss agreements may not fully offset the financial effects of such a situation. However, if a loan is subsequently charged off or charged down after the Bank exhausts its best efforts at collection, the shared-loss agreements will cover a substantial portion of the loss associated with the covered assets.

The effects of the shared-loss agreements on cash flows and operating results in the long-term will be similar to the short-term effects described above. The long-term effects that East West Bank may experience will depend primarily on the ability of the borrowers under the various loans covered by the shared-loss agreements to make payments over time. As the shared-loss agreements cover up to a ten-year period, changing economic conditions will likely impact the timing of future charge-offs and the resulting reimbursements from the FDIC. East West Bank believes that any recapture of interest income and recognition of cash flows from the borrowers or received from the FDIC may be recognized unevenly over this period, as we exhaust our collection efforts under its normal practices. In addition, East West Bank recorded substantial discounts related to the purchase of these covered loans. A portion of these discounts will be accretable to income over the economic life of the underlying loans and will be dependent upon the timing and success of East West Bank’s collection efforts on the covered loans.

Liquidity and Capital Resources

East West Bank believes that its liquidity position will be improved as a result of this transaction. East West Bank acquired $599.0 million in cash and cash equivalents, as well as $1.56 billion of investment securities. Subsequent to November 6, 2009, $1.25 billion of investment securities were sold with a gain of approximately $2.4 million. The remaining securities provide monthly cash flows in the form of principal and interest payments. These additions to East West Bank’s balance sheet represent additional support for its liquidity needs.

Deposits in the amount of $6.53 billion were also assumed. Of this amount, $1.19 billion were in the form of highly liquid transaction accounts. Certificates of deposit comprised $4.24 billion of total deposits, or 65%. Through December 31, 2009, the Bank has retained substantially all of the deposits assumed.

Below are the November 30, 2009 relevant regulatory ratios reflecting the United Commercial Bank acquisition. East West Bank remains “well-capitalized” after taking into consideration the results of the transaction and a private placement of common stock public offering completed immediately prior to the acquisition:

Tier 1 leverage ratio	12.44%
Tier 1 risk based capital ratio	15.86%
Total risk based capital ratio	17.74%

Financial Statements

Below is an index of the financial statements contained in Appendix C to this Proxy Statement.

Description	Page Number
Report of Independent Registered Public Accounting Firm	C-2

Statement of Assets Acquired and Liabilities Assumed at November 6, 2009	C-3

Notes to Statement of Assets Acquired and Liabilities Assumed	C-4

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

ADJOURNMENT OR POSTPONEMENT OF THE MEETING

If we fail to receive a sufficient number of votes to constitute a quorum to hold the Meeting or to approve Proposal 1, we may propose to adjourn or postpone the Meeting, whether or not a quorum is present, for a period of not more than 30 days, to (i) constitute a quorum for purposes of the Meeting or (ii) solicit additional Proxies in favor of the approval of the Proposal 1, as necessary. We will not use the discretionary authority granted by the Proxies voted against Proposal 1 to adjourn the Meeting to solicit additional votes to approve Proposal 1.

We currently do not intend to propose adjourning or postponing the Meeting if there are sufficient votes represented at the Meeting to approve Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

One of our directors, Ms. Peggy Cherng, participated in the private placement through investment vehicles affiliated with or controlled by her by purchasing 15,000 shares of our Series C Preferred Stock at a purchase price and liquidation preference of $1,000 per share for an aggregate purchase price of $15,000,000. Upon receipt of stockholder approval, such shares will convert to 1,659,300 shares of our common stock at a conversion price of $9.04 per share, which price is above the market value of our common stock as of the trading day immediately prior to the effective date of her Investment Agreement. Prior to the private placement, Ms. Cherng owned 162,471 shares of our common stock (including 20,000 shares of common stock she has the right to acquire within 60 days through the conversion of stock options). Accordingly, if stockholder approval is obtained, Ms. Cherng will own 1,821,771 shares of our common stock upon conversion of her Series C Preferred Stock representing approximately 1.21% of our outstanding shares of common stock as of the Record Date.

No other directors, executive officers or non-executive officer employees or their affiliates participated in the private placement.

BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 12, 2010, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock, (ii) our directors, (iii) our Chief Executive Officer, Chief Financial Officer and our three other highest compensated executive officers whose total annual compensation in 2008 exceeded $100,000 (the “Named Executives Officers”), and (iv) all our directors and Named Executive Officers, as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percent of Class	Number of Shares Beneficially Owned on a Pro Forma Basis upon Conversion of Series C Preferred Stock(1)(2)	Percent of Class on a Pro Forma Basis upon Conversion of Series C Preferred Stock
5% Holders
Corsair Access, LLC (3) 717 Fifth Avenue, 24th Floor New York, New York 10022	3,839,479	3.47%	11,172,700	7.57%
Blackrock, Inc. (4) 40 East 52nd Street New York, NY 10022	6,920,432	6.26%	6,920,432	4.61%
FMR LLC (5) 82 Devonshire Street Boston, Massachusetts 02109	7,857,893	7.10%	10,762,110	7.17%
T. Rowe Price (6) 100 E. Pratt Street Baltimore, Maryland 21202	7,353,853	6.54%	9,822,449	6.54%
Wells Fargo & Company (7) 420 Montgomery Street San Francisco, California 94163	6,116,523	5.54%	7,568,631	5.04%
Capital Research and Management (8) 333 South Hope Street Los Angeles, CA 90071	5,989,750	5.42%	12,741,883	8.48%
Smallcap World Fund, Inc. (9) 333 South Hope Street Los Angeles, CA 90071	4,580,249	4.14%	9,921,646	6.61%
Wellington Management Company (10) 75 State Street Boston, MA 02109	7,420,110	6.71%	13,211,399	8.80%
Directors and Named Executive Officers
Peggy Cherng	162,471	*	1,821,771	1.21%
Dominic Ng	603,326	*	603,326	*
John Lee (11)	314,586	*	314,586	*
Julia S. Gouw (12)	282,313	*	282,313	*
Keith W. Renken	71,623	*	71,623	*
Donald S. Chow	62,766	*	62,766	*
Herman Y. Li	55,415	*	55,415	*
Wellington Chen	42,789	*	42,789	*
Jack C. Liu	40,750	*	40,750	*
Rudolph I. Estrada (13)	23,567	*	23,567	*
Andrew S. Kane	16,573	*	16,573	*
Irene H. Oh	4,023	*	4,023	*
All Directors and Executive Officers, as a group (12 persons)	1,680,202	1.52%	3,339,502	2.22%

*	Less than 1%.

(1)	Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.
(2)	Shares that the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the ownership and percentage ownership of the person (or group). The following individuals have the right to acquire the shares indicated after their names upon the exercise of such stock options: Mr. Ng, 273,840; Mr. Chen, 19,189; Ms. Cherng, 20,000; Mr. Chow, 13,145; Mr. Estrada, 10,000; Ms. Gouw, 66,677; Mr. Li, 20,000; Mr. Liu, 17,000; Ms. Oh 1,732; and Mr. Renken, 20,000. The aggregate number of shares issuable upon the exercise of options currently exercisable held by the directors and officers as a group is 461,583.
(3)	Based on 13G filed with the Securities and Exchange Commission on January 13, 2010, by Corsair Access, LLC.
(4)	Based on 13G filed with the Securities and Exchange Commission on January 29, 2010, by Blackrock, Inc.
(5)	Based on 13G filed with the Securities and Exchange Commission on February 16, 2010, by FMR LLC. This figure includes shares of Series A Preferred Stock which the holder has the right to acquire within 60 days after the Record Date.
(6)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010, by T. Rowe Price Associates, Inc. These securities are owned by various individual and institutional investors, representing 8.5% of the shares outstanding, for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This figure includes shares of Series A Preferred Stock which the holder has the right to acquire within 60 days after the Record Date.
(7)	Based on Schedule 13G filed with the Securities and Exchange Commission on January 22, 2010, by Wells Fargo & Company.
(8)	Based on 13G filed with the Securities and Exchange Commission on February 10, 2010, by Capital World Investors, a division of Capital Research and Management aggregated with a 13G filed with the Securities and Exchange Commission on February 11, 2010, by Capital Research Global Investors, also a division of Capital Research and Management.
(9)	Based on 13G filed with the Securities and Exchange Commission on February 12, 2010, by Smallcap World Fund, Inc., which is managed by Capital Research and Management.
(10)	Based on 13G filed with the Securities and Exchange Commission on February 12, 2010, by Wellington Management Company.
(11)	296,830 of these shares are held in the John M. Lee Trust for which Mr. Lee has voting and investment power.
(12)	2,000 of these shares are owned by family members for whom Ms. Gouw has voting and investment power; Ms. Gouw disclaims any beneficial interest in such shares.
(13)	2,414 of these shares are held in the Summit Group Profit Sharing Plan for which Mr. Estrada has voting and investment power.

CAPITALIZATION

The following table sets forth our consolidated capitalization and regulatory capital ratios as of September 30, 2009, on an actual basis and on a pro forma basis as adjusted to give effect to the issuance of 18,247,012 shares of common stock and 335,047 shares of Series C Preferred Stock, for a total purchase price of $500 million, which Series C Preferred Stock will be convertible into an aggregate of approximately 37,062,721 shares of our common stock based on a conversion price of $9.04 per share, as if such transactions occurred at September 30, 2009. The following table does not take into account the acquisition of United Commercial Bank.

The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2009. Certain amounts included in the “Pro Forma As Adjusted” column contain estimates, including estimates of fair value and issuance costs, which may not reflect actual amounts upon conversion of the Series C Preferred Stock.

September 30, 2009	Actual	Pro Forma As Adjusted (1)
Stockholders’ Equity:	(dollars in thousands, except per share data)
Preferred stock, $0.001 par value, 5,000,000 shares authorized; Series A, non-cumulative convertible, 200,000 shares issued and 85,741 shares outstanding; Series B, cumulative, 306,546 shares issued and outstanding; Series C, cumulative, 335,047 issued and outstanding	$367,922	$702,969
Common stock, $0.001 par value, 200,000,000 shares authorized; 98,442,732 shares issued; 91,693,532 shares outstanding	98	116
Additional paid-in capital—common stock	929,558	1,094,493
Retained earnings	351,721	351,721
Treasury stock, at cost—6,749,200 shares	(104,338)	(104,338)
Accumulated other comprehensive loss, net of tax	(23,179)	(23,179)

Total stockholders’ equity	$1,521,782	$2,021,782

Book value per common share	$12.58	—
Book value per common share on an as-converted basis (2)	—	$11.24

Regulatory Capital Ratios:
For the Company:
Leverage Ratio	10.6%	14.1%
Tier 1 Capital	13.1%	18.0%
Total Capital	15.1%	20.1%
For East West Bank:
Leverage Ratio	9.7%	9.9%
Tier 1 Capital	11.9%	12.0%
Total Capital	13.9%	14.0%

(1)	Assumes an estimate of issuance costs, including professional, filing and other fees associated with the private placement.
(2)	Assumes a conversion of 335,047 shares of Series C Preferred Stock at $9.04 per share, or approximately 37,062,721 shares of common stock.

OTHER BUSINESS

Management knows of no business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors, and in their discretion, and authority to do so is included in the Proxy.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be included in the proxy materials for the 2010 annual meeting of stockholders must have been received by the Secretary of East West Bancorp, 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101 by December 24, 2009. A copy of the bylaws specifying the stockholder proposal requirements will be furnished to any stockholder upon written request to the Secretary.

Under Rule 14a-8 adopted by the SEC under the Securities and Exchange Act of 1934, as amended, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by us, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2010 annual meeting of stockholders is March 9, 2010. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, Proxyholders will be allowed to use their discretionary voting authority to vote against the stockholder proposal without discussion when and if the proposal is raised at the 2010 annual meeting of stockholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this Proxy Statement.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 3, 2009, (as amended on March 3 and March 6, 2009) including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2009;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2008, filed on May 11, 2009, for the fiscal quarter ended June 30, 2009, filed on August 10, 2009, and for the fiscal quarter ended September 30, 2009, filed on November 4, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on April 8, 2009; May 1, 2009; July 1, 2009; July 17, 2009 (two filings, one of which was amended and restated on July 20, 2009); July 20,

2009 (three filings); July 24, 2009; October 26, 2009; November 12, 2009; December 4, 2009; January 22, 2010; and February 1, 2010;

•

The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on October 2, 1998, including any subsequently filed amendments and reports updating such description.

These documents contain important information about us and our financial condition. Information contained in this Proxy Statement supersedes information incorporated by reference that we have filed with the SEC prior to the date of this Proxy Statement while information that we file with the SEC after the date of this Proxy Statement that is incorporated by reference will automatically update and supersede this information.

Our filings are available on our website, www.eastwestbank.com. Information contained in or linked to our website is not a part of this Proxy Statement. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

East West Bancorp, Inc.

Attn.: Investor Relations

135 North Los Robles Avenue, 7th Floor

Pasadena, California 91101

(626) 768-6000

EAST WEST BANCORP, INC.

DOUGLAS P. KRAUSE
Corporate Secretary

Pasadena, California

February 24, 2010

APPENDIX A

CERTIFICATE OF DESIGNATIONS

OF

MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL

PREFERRED STOCK, SERIES C

OF

EAST WEST BANCORP, INC.

Pursuant to Section 151 of the

General Corporation Law

of the State of Delaware

The undersigned, Douglas P. Krause, Executive Vice President, General Counsel and Corporate Secretary of East West Bancorp, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, in accordance with Sections 103, 141 and 151(g) of the General Corporation Law of the State of Delaware, a duly authorized committee (the “Committee”) of the Board of Directors hereby makes this Certificate of Designations and hereby states and certifies that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended (as such may be amended, modified or restated from time to time, the “Certificate of Incorporation”), and pursuant to the authority conferred upon the Committee by the by-laws of the Corporation and the duly adopted resolutions of the Board of Directors, the Committee duly adopted the following resolutions:

RESOLVED, that pursuant to Article VI of the Certificate of Incorporation (which authorizes 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”)), the Committee hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions.

RIGHTS AND PREFERENCES

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”). The number of shares constituting such series shall be 428,000. The par value of the Series C Preferred Stock shall be $.001 per share, and the liquidation preference shall be $1,000 per share.

Section 2. Ranking. The Series C Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, and Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $.001 per share (the “Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”). The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions. The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c) “As-Converted Dividend” means, with respect to any Section 4 Dividend Period, the product of (i) the pro forma per share semi-annual Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4 Dividend Period on the Common Stock and (B) dividing such annualized dividend by two and (ii) the number of shares of Common Stock into which a share of Series C Preferred Stock would then be convertible (assuming receipt of the Stockholder Approval and, if applicable, the Regulatory Approval); provided, however, that for any Section 4 Dividend Period with respect to which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be $0.00.

(d) “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(e) “BHC Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.

(f) “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(g) “Certificate of Designations” means this Certificate of Designations of East West Bancorp, Inc., dated November 6, 2009.

(h) “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(i) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional

Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(j) “Common Stock” has the meaning set forth in Section 2.

(k) “Corporation” means East West Bancorp, Inc., a Delaware corporation.

(l) “Conversion Price” means for each share of Series C Preferred Stock, $9.04, provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(m) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(n) “Effective Date” means the date on which shares of the Series C Preferred Stock are first issued.

(o) “Exchange Property” has the meaning set forth in Section 11(a).

(p) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(q) “Holder” means the Person in whose name the shares of the Series C Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series C Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(r) “Investment Agreement” means the Investment Agreement, effective as provided in Section 6.14 therein, as may be amended from time to time, between the Corporation and the Holder.

(s) “Junior Securities” has the meaning set forth in Section 2.

(t) “LIBOR” means, with respect to any Section 4 Dividend Period, the rate for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Section 4 Dividend Period. If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Section 4 Dividend Period. The Corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that Section 4 Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Section 4 Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Section 4 Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000. However, if the banks selected by the Corporation to provide quotations are not quoting as described above, LIBOR for that Section 4 Dividend Period will be the same as LIBOR as determined for the previous Section 4 Dividend Period, or in the case of the first Section 4 Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Series C Preferred Stock been outstanding. The establishment of LIBOR will be final and binding in the absence of manifest error.

(u) “Liquidation Preference” means, as to the Series C Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series C Preferred Stock).

(v) “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(w) “Mandatory Conversion Date” means, with respect to the shares of Series C Preferred Stock of any Holder, the third Business Day after which the Corporation and/or such Holder, as applicable as to a Holder, has received the Stockholder Approval (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) and, if applicable, the Regulatory Approvals necessary to permit such Holder to convert such shares of Series C Preferred Stock into authorized Common Stock without such conversion resulting in a Violation or, in the case of the Regulatory Approval, a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(x) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(y) “Parity Securities” has the meaning set forth in Section 2.

(z) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(aa) “PIK Dividend” has the meaning in Section 4(b).

(bb) “Record Date” has the meaning set forth in Section 4(d).

(cc) “Regulatory Approval” means, as to any Holder, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series C Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(dd) “Reorganization Event” has the meaning set forth in Section 11(a).

(ee) “Section 4 Dividend Payment Date” has the meaning set forth in Section 4(b).

(ff) “Section 4 Dividend Period” has the meaning set forth in Section 4(c).

(gg) “Series C Preferred Stock” has the meaning set forth in Section 1.

(hh) “Special Dividend” has the meaning set forth in Section 4(b).

(ii) “Special Dividend Rate” means, with respect to any Section 4 Dividend Period, the sum of (a) the greater of (i) LIBOR and (ii) 1.0% plus (b) 10.0%; provided however if such amount is greater than 13.0%, the Special Dividend Rate shall be 13.0%.

(jj) “Stockholder Approval” means the stockholder approval necessary to approve the conversion of the Series C Preferred Stock into Common Stock for purposes of Rule 5635(d) of the Nasdaq Stock Market Rules.

(kk) “Substitute Preferred Stock” means a series of the Corporation’s Preferred Stock, par value $.001, that (as to each share) shall have the same terms as the Series C Preferred Stock except that it will be convertible into shares of Common Stock at (and only at) such time as (x) Holder (together with its BHC Affiliated Persons) (1) does not own, and is not deemed for applicable bank regulatory purposes to own, 10% or more of the total number of any class of Voting Securities of the Corporation, and then only to the extent that such conversion would not result in Holder and its BHC Affiliated Persons owning or being deemed for applicable bank regulatory purposes to own 10% or more of the total number of any class of voting securities of the Corporation, or (2) transfers such shares of Substitute Preferred Stock (and, in the case of this clause (2), such shares of Substitute Preferred Stock shall become convertible into shares of Common Stock, subject to clause (y) below, at any time commencing immediately following such transfer) (A) in a widely distributed public offering, (B) to a person that is acquiring at least a majority of the voting securities of the Corporation (not including voting securities such person is acquiring from Holder) or (C) to persons that Holder reasonably believes would not own for applicable bank regulatory purposes more than 2% of the Common Stock or any class of the Corporation’s voting securities after such transfer, and upon any such transfer such shares of Substitute Preferred Stock shall be immediately convertible into such shares of Common Stock by the transferee, and (y) the Corporation has obtained the Stockholder Approval. If the Company elects to issue in satisfaction of its obligations under Section 4(h) depositary shares for Substitute Preferred Stock instead of shares of Substitute Preferred Stock directly (for example, depositary shares each representing a 1/100th interest in a share of Substitute Preferred Stock, with each share of Substitute Preferred Stock having entitlements as to dividends and upon liquidation corresponding to 100 shares of Series C Preferred Stock, and convertible into 100 shares of Series C Preferred Stock), then the provisions of Section 4(h) with respect to Substitute Preferred Stock shall be read mutatis mutandis to give effect to the issuance of depositary shares.

(ll) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(mm) “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(nn) “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4. Dividends. (a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b) Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on May 1 and November 1 of each year (each, a “Section 4 Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series C Preferred Stock, payable in cash and/or in kind in additional shares of Series C Preferred Stock as follows:

(i) dividends at an annual rate equal to the Special Dividend Rate multiplied by the sum of (A) the Liquidation Preference plus (B) all accrued and unpaid dividends for any prior Section 4 Dividend Period that are payable on such share of Series C Preferred Stock, payable in cash (such dividend, the “Special Dividend ”); provided that, in the event that the As-Converted Dividend for such Section 4 Dividend Period is greater than the Special Dividend, each outstanding share of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend; and

(ii) dividends at an annual rate equal to 5.0% multiplied by the sum of (A) the Liquidation Preference plus (B) all accrued and unpaid dividends for any prior Section 4 Dividend Period that are payable on such share of Series C Preferred Stock, payable in kind in additional shares of Series C Preferred Stock (each such dividend, a “PIK Dividend”). With respect to the payment of any PIK Dividend, the number of shares of Series C Preferred Stock to be issued in payment of such PIK Dividend with respect to each outstanding share of Series C Preferred Stock shall be determined by dividing (i) the amount of the PIK Dividend by (ii) the Liquidation Preference per share of Series C Preferred Stock. To the extent that any Dividend would result in the issuance of a fractional share of Series C Preferred Stock to any Holder, then the amount of such fraction multiplied by the Liquidation Preference shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible thereafter).

(c) Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4 Dividend Period greater or less than a full Section 4 Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. The period from the Effective Date to but excluding May 1, 2010 and each period from and including a Section 4 Dividend Payment Date to but excluding the following Section 4 Dividend Payment Date is herein referred to as a “Section 4 Dividend Period”.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Section 4 Dividend Payment Date occurs. The Corporation shall at all times reserve and keep available out of its authorized and unissued Series C Preferred Stock, the full number of shares of Series C Preferred Stock required for purposes of paying all PIK Dividends that may become payable.

(e) Dividends on the Series C Preferred Stock are cumulative. Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series C Preferred Stock issued on the Effective Date) or from the Section 4 Dividend Payment Date in respect of which such shares were issued or were scheduled to be issued (in the case of shares of Series C Preferred Stock issued or scheduled to be issued in connection with a PIK Dividend), shall compound at the relevant rate on each subsequent Section 4 Dividend Payment Date (i.e. , no dividends shall accrue on another dividend unless and until the first Section 4 Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Section 4 Dividend Payment Date, commencing with the first such Section 4 Dividend Payment Date.

(f) So long as any shares of Series C Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series C Preferred Stock for any Section 4 Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not (x) declare or pay dividends with respect to, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged. If dividends payable pursuant to Section 4 for any Section 4 Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series C Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Section 4 Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Section 4 Dividend Payment Dates, on a dividend payment date falling within a Section 4 Dividend Period applicable to such Section 4 Dividend Payment Date), then all dividends declared on shares of the Series C Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series C Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Section 4 Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Section 4 Dividend Payment Dates, on a dividend payment date falling within a Section 4 Dividend Period applicable to such Section 4 Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other. However, the foregoing provisions shall not restrict the ability of any Affiliate of the Corporation to engage in any market making transactions in Junior Securities in the ordinary course of business.

(g) If the Mandatory Conversion Date with respect to any share of Series C Preferred Stock is prior to the Section 4 Dividend Payment Date applicable to any Section 4 Dividend Period, the Holder of such share of Series C Preferred Stock will not have the right to receive any dividends on the Series C Preferred Stock with respect to such Section 4 Dividend Period, provided that this shall not affect any rights to receive any accrued but unpaid dividends on the Series C Preferred Stock attributable to any Section 4 Dividend Period completed prior to the Mandatory Conversion Date.

(h) Notwithstanding anything to the contrary contained in this Certificate of Designations, any PIK Dividend to be paid pursuant to this Certificate of Designations shall be paid to the extent (but only to the extent) that payment of such PIK Dividend would not cause or result in any Holder and its BHC Affiliated Persons, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act or Section 700 et. seq. of the California Financial Code and any rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 10.0% or more of any class of Voting Securities of the Corporation outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its BHC Affiliated Persons so owns, controls or has the power to vote resulting from transfers by the Holder and its Affiliates of securities of the Corporation acquired by the Holder pursuant to its Investment Agreement). In the event that payment of a PIK Dividend would be restricted or prohibited by the preceding sentence, then the Corporation shall instead pay such PIK Dividend (or portion thereof) to such Holder by delivering to such Holder certificates for shares of Substitute Preferred Stock (which may be in the form of depositary shares and, in either case, such shares of Substitute Preferred Stock or depositary shares may be issued in book-entry form). In the event that Substitute Preferred Stock is to be issued in accordance with this Section 4(h), the Corporation shall take all actions necessary to authorize, create and issue such series of Substitute Preferred Stock having terms consistent with this Certificate of Designations and otherwise reasonably acceptable to the applicable Holder in all respects. The number of shares of Substitute Preferred Stock to be delivered pursuant to this Section 4(h) shall be equal to the number of shares of Series C Preferred Stock that would have been paid to such Holder in connection with the PIK Dividend but for the restriction set forth in the first sentence of this Section 4(h).

(i) The Corporation, in satisfaction of its obligation to issue preferred stock under any provision of this Certificate of Designations to any Holder, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Corporation and such Holder shall mutually agree.

Section 5. Liquidation. (a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series C Preferred Stock and Substitute Preferred Stock, if any, plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) 110% of the payment or distribution to which such Holders would be entitled if the Series C Preferred Stock were converted into Common Stock immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series C Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7. Redemptions.

(a) Optional Redemption. The Series C Preferred Stock may not be redeemed by the Corporation prior to November 6, 2014. The Corporation, at its option, may redeem in whole at any time the shares of Series C Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 125.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 110% of (A) the number of shares of Common Stock into which a share of Series C Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approval and, if applicable, the Regulatory Approval) multiplied by (B) the Closing Price of Common Stock on such Trading Day; provided that in no event shall such redemption price exceed 150% of the amount determined in accordance with clause (i) above. The redemption price for any shares of Series C Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a Section 4 Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) No Sinking Fund. The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C Preferred Stock will have no right to require redemption of any shares of Series C Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Series C Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided , however , that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series C Preferred Stock or any depositary shares representing interests in the Series C Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series C Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Effectiveness of Redemption. If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares. Shares of outstanding Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8. Mandatory Conversion. Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series C Preferred Stock of a Holder, all such Holder’s shares of Series C Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series C Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared, with respect to any Section 4 Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Section 4 Dividend Period in which the Mandatory Conversion Date occurs), by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof). Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9. Conversion Procedures.

(a) Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, provide written notice to the Corporation of such receipt. Upon occurrence of the Mandatory Conversion Date with respect to shares of any Holder, the Corporation shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series C Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii) if certificates are to be issued, the place or places where certificates for shares of Series C Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series C Preferred Stock dividends shall no longer be declared on any such shares of Series C Preferred Stock and such shares of Series C Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share to the extent provided in Section 4(g) and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series C Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series C Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series C Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series C Preferred Stock.

(d) Shares of Series C Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series C Preferred Stock below the number of shares of Series C Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series C Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) On the Mandatory Conversion Date with respect to any share of Series C Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series C Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments; provided, however, that notwithstanding anything to the contrary contained in this Certificate of Designations, any adjustment to the Conversion Price to be made pursuant to this Certificate of Designations shall be made to the extent (but only to the extent) that such adjustment would not cause or result in any Holder and its BHC Affiliated Persons, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules and regulations promulgated thereunder, Voting Securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 25.0% or more of any class of Voting Securities of the Corporation outstanding at such time (excluding for purposes of this calculation any reduction in the percentage of Voting Securities such Holder and its BHC Affiliated Persons so owns, controls or has the power to vote resulting from transfers by the Holder and its Affiliates of securities of the Corporation acquired by the Holder pursuant to the Investment Agreement); provided, further, however, that any adjustment (or portion thereof) prohibited pursuant to this Section 10(a) shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 10(a):

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

    OS0

OS1

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =

the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

    OS0

OS1

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y

OS0 + X

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Corporation. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price (but giving effect to any other adjustments that may have been made with respect to the Conversion Price pursuant to the terms of this Certificate of Designations) that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv) Debt or Asset Distributions. If the Corporation distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV

SP0

Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

        MP0

MP0 + MPs

Where,

MP0 =	the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =	the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend pursuant to Section 4, or a Special Dividend in accordance with Section 4, is paid on the Series C Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above,

(c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV

SP0

Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =	the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

        OS0 × SP0

AC + (SP0 × OS1)

Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =

the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series C Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Subject to the limitations set forth in the provisos to the first paragraph of Section 10(a), the Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest  1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series C Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series C Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series C Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series C Preferred Stock were first issued and not substantially amended thereafter;

(D) for a change in the par value or no par value of Common Stock; or

(E) for accrued and unpaid dividends on the Series C Preferred Stock.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events. (a) In the event that, prior to the Mandatory Conversion Date with respect to the shares of Series C Preferred Stock of any Holder there occurs:

(i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series C Preferred Stock and Substitute Preferred Stock, if any, outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series C Preferred Stock of such Holder (with the term “Regulatory Approval” applied for such purpose, as applicable, to the surviving entity in such Reorganization Event and its securities included in the Exchange Property (as defined below)), into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the number of shares of Common Stock obtained by dividing (x) the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared, up to, but excluding such date, by (y) the Applicable Conversion Price as of such date (such securities, cash and other property, the “Exchange Property”). In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series C Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12. Voting Rights. (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series C Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series C Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series C Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Certificate of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series C Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii) the consummation of a binding share exchange or reclassification involving the Series C Preferred Stock or a merger or consolidation of the Corporation with another entity, except that the Holders will have no right to vote under this provision or under Delaware law if in each case (x) the Series C Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series C Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole.

provided , however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series C Preferred Stock and, notwithstanding any provision of Delaware law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series C Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series C Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series C Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series C Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) Following the receipt of the Stockholder Approval, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series C Preferred Stock as provided in this Certificate of

Designations and Substitute Preferred Stock, if any, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock and Substitute Preferred Stock, if any, then outstanding, assuming that the Applicable Conversion Price equaled $9.04. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock or Substitute Preferred Stock, if any, shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series C Preferred Stock.

Section 15. Replacement Certificates.

(a) The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b) The Corporation shall not be required to issue any certificates representing the Series C Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series C Preferred Stock formerly evidenced by the certificate.

Section 16. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to its office at 135 North Los Robles Ave., 7th Floor, Pasadena, California 91101, Attention: Treasury Department, with a copy to the Corporation’s Legal Department at 135 North Los Robles Ave., 7th Floor, Pasadena, California 91101, Attention: Tom Tolda, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) All payments on the shares of Series C Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d) No share of Series C Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e) The shares of Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

(f) The Corporation covenants (1) not to treat the Series C Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law; and (2) that all payments of PIK Dividends shall be made free and clear of, and without any deduction or withholding for any taxes; provided that if the Corporation deducts or withholds any amount in respect of any PIK Dividend payment to any Holder, the PIK Dividend payment to such Holder shall be increased as necessary so that after making all deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this provision) such Holder receives an amount equal to the amount it would have received had no such deductions or withholdings been made.

RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

IN WITNESS WHEREOF, EAST WEST BANCORP , INC. has caused this Certificate of Designations to be signed by Douglas P. Krause its Executive Vice President, General Counsel and Corporate Secretary this 6th day of November, 2009.

EAST WEST BANCORP, INC .

By:	/S/ DOUGLAS P. KRAUSE

APPENDIX B

FORM OF INVESTMENT AGREEMENT

effective as provided in Section 6.14

between

EAST WEST BANCORP, INC.

and

THE PURCHASER PARTY HERETO

ARTICLE I PURCHASE; ESCROW; CLOSING		1
1.1	Purchase	1
1.2	Escrow; Closing	1

ARTICLE II REPRESENTATIONS AND WARRANTIES		2
2.1	Disclosure	2
2.2	Representations and Warranties of the Company	3
2.3	Representations and Warranties of Purchaser	11

ARTICLE III COVENANTS		13
3.1	Filings; Other Actions	13
3.2	Access, Information and Confidentiality	14
3.3	Conduct of the Business	15

ARTICLE IV ADDITIONAL AGREEMENTS		16
4.1	Agreement	16
4.2	Transfer Restrictions	17
4.3	[Reserved]	18
4.4	Legend	18
4.5	Reservation for Issuance	18
4.6	Certain Transactions	18
4.7	Indemnity	18
4.8	Exchange Listing	20
4.9	Registration Rights	20
4.10	Certificate of Designations	29
4.11	[Reserved]	29
4.12	[Reserved]	29
4.13	Subscription Rights	29
4.14	Other Purchasers	31
4.15	Tax Treatment of Convertible Preferred Stock	31
4.16	FIRPTA Assistance	31

ARTICLE V TERMINATION; RESCISSION		32
5.1	Termination; Rescission	32

ARTICLE VI MISCELLANEOUS		32
6.1	Survival	32
6.2	Expenses	32
6.3	Amendment; Waiver	33
6.4	Counterparts and Facsimile	33
6.5	Governing Law	33
6.6	WAIVER OF JURY TRIAL	33
6.7	Notices	33
6.8	Entire Agreement, Etc.	34
6.9	Interpretation; Other Definitions	34
6.10	Captions	34
6.11	Severability	34
6.12	No Third Party Beneficiaries	35
6.13	Time of Essence	35
6.14	Effectiveness	35
6.15	Public Announcements	35
6.16	Specific Performance	35

i

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.9(a)
Agreement	Preamble
Bank	5.1
Beneficial Owner	4.1(f)
Beneficially Own	4.1(f)
Benefit Plan	2.2(q)(1)
BHC Act	2.2(a)(1)
Board of Directors	2.2(d)(1)
business day	6.9(e)
Capitalization Date	2.2(b)
CERCLA	2.2(t)
Certificate of Incorporation	Recitals
Certificate Purchaser	1.2
CIBC Act	4.1(a)
Closing	1.2
Closing Date	1.2
Code	2.2(i)
Common Stock	Recitals
Company	Preamble
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(b)
Company Reports	2.2(g)(1)
Company Significant Subsidiary	2.2(a)(2)
Company Subsidiary	2.2(a)(2)
Company 10-K	2.1 ©(2)(A)
control/controlled by/under common control with	6.9(a)
Convertible Preferred Stock	Recitals
Delaware Secretary	Recitals
De Minimis Claim	4.7(e)
Disclosure Schedule	2.1(a)
Discounted New Security Price	4.13(a)
Effectiveness Date	6.14
ERISA	2.2(q)(1)
Escrow Agent	1.2(a)
Escrow Agreement	1.2(a)
Exchange Act	2.2(g)(1)
Failed Bank	5.1
Federal Reserve	4.2(b)(3)
GAAP	2.1(b)
Governmental Entity	2.2(e)
herein/hereof/hereunder	6.9(d)
Holder	4.9(l)(1)
Holders’ Counsel	4.9(l)(2)
HSR Act	3.1
including/includes/included/include	6.9
Indemnified Party	4.7
Indemnifying Party	4.7
Indemnitee	4.9(g)
Information	3.2

Term	Location of Definition
Institutional Investor	2.3(d)
knowledge of the Company	6.9(g)
Liens	2.2
Losses	4.7(a)
material	2.1(b)
Material Adverse Effect	2.1(b)
Money Laundering Laws	2.2(x)
New Security	4.13
OFAC	2.2(y)
Other Purchaser	4.14
P&A Agreement	5.1
P&A Closing	5.1
Pending Underwritten Offering	4.9(m)
person	6.9(f)
Piggyback Registration	4.9(a)(4)
Pre-Closing Period	3.3
Preferred Stock Certificate of Designations	Recitals
Previously Disclosed	2.1
Purchase Price	Purchaser Signature Page
Purchaser	Preamble
Qualifying Ownership Interest	3.2(a)
Register, registered and registration	4.9(l)(3)
Registrable Securities	4.9(l)(4)
Registration Expenses	4.9(l)(5)
Regulatory Agreement	2.2(s)
Rule 144	4.9(l)(6)
Rule 159A	4.9(l)(6)
Rule 405	4.9(l)(6)
Rule 415	4.9(l)(6)
Scheduled Black-out Period	4.9(l)(7)
Scheduled Date	1.2(c)
SEC	2.1(c)(2)(A)
Section 1.2(c) Purchaser	1.2
Securities	Recitals
Securities Act	2.2(g)(1)
Selling Expenses	4.9(l)(8)
Shelf Registration Statement	4.9(a)(2)
Significant Subsidiary	2.2(a)(2)
Special Registration	4.9(j)
Stockholder Proposal	3.1(b)
Subsidiary	2.2(a)(2)
Tax/Taxes	2.2(i)
Tax Return	2.2(i)
Threshold Amount	4.7(e)
Transfer	4.2(a)
Transfer Agent	1.2
Voting Debt	2.2(b)
Voting Securities	4.1(f)

LIST OF SCHEDULES AND EXHIBITS

Exhibit A:	Preferred Stock Certificate of Designations

Exhibit B:	Escrow Agreement

Exhibit C:	Purchaser Side Letter (if executed by Purchaser)

INVESTMENT AGREEMENT, effective as provided in Section 6.14 (this “Agreement”), between East West Bancorp. Inc., a Delaware corporation (the “Company”) and the person set forth on the signature page hereto under the caption “Purchaser” (“Purchaser”).

RECITALS:

A. The Investment. The Company intends to sell to Purchaser, and Purchaser intends to purchase from the Company, as an investment in the Company, (i) shares of a mandatorily convertible cumulative non-voting perpetual preferred stock, par value $0.001, of the Company, having the terms set forth on Exhibit A (the “Convertible Preferred Stock”) and (ii) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), all as described herein.

B. The Securities. The term “Securities” refers collectively to (i) the shares of Convertible Preferred Stock and Common Stock purchased under this Agreement and (ii) the shares of Common Stock into which the Convertible Preferred Stock is convertible. When purchased, the Convertible Preferred Stock will have the terms set forth in a certificate of designations for the Convertible Preferred Stock in the form attached as Exhibit A (the “Preferred Stock Certificate of Designations”) made a part of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) by the filing of the Preferred Stock Certificate of Designations with the Secretary of State of the State of Delaware (the “Delaware Secretary”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; ESCROW; CLOSING

1.1 Purchase. On the terms and subject to the conditions set forth herein, Purchaser will purchase from the Company, and the Company will sell to Purchaser, the number of shares of Convertible Preferred Stock and Common Stock set forth on the signature page hereto.

1.2 Escrow; Closing. (a) Unless Purchaser is a Section 1.2(c) Purchaser, concurrent with the signing hereof, (i) Purchaser has deposited the Purchase Price with Mellon Investor Services LLC, as Escrow Agent (the “Escrow Agent”) pursuant to that certain Escrow Agreement (in the form attached hereto as Exhibit B) among Purchaser, the Company, the Escrow Agent and the other parties thereto (as it may be amended or otherwise modified from time to time, the “Escrow Agreement”) and (ii) the Company has issued instructions to BNY Mellon Shareowner Services, the Company’s transfer agent (the “Transfer Agent”) authorizing the issuance, in book-entry form, to Purchaser of the Securities specified on Purchaser’s signature page hereto concurrent with the Escrow Agent’s release of the Purchase Price to the Company pursuant to the Escrow Agreement; provided, however, that if the Company and Purchaser shall have agreed (as indicated on Purchaser’s signature pages hereto) that Purchaser will receive Securities in certificated form (any such Purchaser, a “Certificate Purchaser”) then the instructions referenced in the preceding clause (ii) shall instead instruct the Transfer Agent to issue such specified Securities in certificated form.

(b) Unless Purchaser is a Section 1.2(c) Purchaser, pursuant to the terms of the Escrow Agreement, on the date so specified for release of funds from the Escrow Account to the Company (such date, the “Closing Date”, and such release of funds and issuance of Securities, the “Closing”), the Escrow Agent shall release the Purchase Price to the Company and the Transfer Agent shall issue the Securities to Purchaser as provided in the instructions referred to in paragraph (a) above. If Purchaser and the Company have previously agreed (as indicated on Purchaser’s signature page hereto) that Purchaser may rely on Section 1.2(c) instead of on Sections 1.2(a) and (b), such Purchaser is a “Section 1.2(c) Purchaser”.

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(c) If Purchaser and the Company have previously agreed (as indicated on Purchaser’s signature page hereto) that Purchaser may rely on this Section 1.2(c) instead of on Sections 1.2(a) and (b) (any such Purchaser, a “Section 1.2(c) Purchaser”), then with respect to Purchaser Section 1.2(a) and Section 1.2(b) shall not apply and shall have no force and effect, and this Section 1.2(c) shall apply instead. This Section 1.2(c) shall not apply and shall have no force or effect for any Purchaser that is not a Section 1.2(c) Purchaser. If Purchaser is a Section 1.2(c) Purchaser, then at 1:00 p.m. (Eastern Time) on the Closing Date (as defined below) (i) Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to an account designated by the Company and (ii) the Company shall issue instructions to BNY Mellon Shareowner Services, the Company’s transfer agent (the “Transfer Agent”) to issue, in book-entry form (or, if the Company and Purchaser shall have agreed (as indicated on Purchaser’s signature pages hereto) that Purchaser will receive Securities in certificated form (any such Purchaser, a “Certificate Purchaser”), then in certificated form) the Securities specified on Purchaser’s signature page hereto concurrent with Purchaser’s payment of the Purchase Price to the Company. The Company anticipates that the P&A Closing will occur on November 6, 2009. If Purchaser is a Section 1.2(c) Purchaser, then the “Closing Date” shall be November 6, 2009, unless the Federal Deposit Insurance Corporation shall have notified the P&A Closing will not occur on November 6, 2009. In the event that the Federal Deposit Insurance Corporation notifies the Company that the P&A Closing will not occur on November 6, 2009 (or any other Scheduled Date as contemplated by this paragraph), the Company will provide Purchaser notice thereof. Upon notice from the Federal Deposit Insurance Corporation of a different scheduled date for the P&A Closing (any such date, the “Scheduled Date”), the Company shall promptly provide Purchaser notice thereof. Unless the Federal Deposit Insurance Corporation shall have notified the Company that the P&A Closing will not occur on a particular Scheduled Date, then the “Closing Date” shall mean such Scheduled Date. The “Closing” means the transfer of funds and issuance of Securities as contemplated hereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure. (a) On or prior to November 2, 2009, the Company delivered to Purchaser and Purchaser delivered to the Company a schedule (a “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to Purchaser, or to one or more covenants contained in Article III.

(b) As used in this Agreement, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole. As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, (1) is material and adverse to the business, assets, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after November 2, 2009, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after November 2, 2009, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchaser, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities

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(but not the underlying causes of such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) for any period ending on or after December 31, 2008 (but not the underlying causes of such failure), (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (H) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (D) and (G), to the extent that the effects of such changes have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.

(c) “Previously Disclosed” with regard to (1) a party means information set forth on its Disclosure Schedule, provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement, and (2) the Company means information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed by it with the Securities and Exchange Commission (“SEC”) on March 2, 2009 (the “Company 10-K”), (B) its Definitive Proxy Statement on Schedule 14A, as filed by it with the SEC on April 30, 2009, (C) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2009 and publicly available prior to November 2, 2009 or (D) its Quarterly Reports on Form 10-Q for the periods ending March 31, 2009 and June 30, 2009, as filed with the SEC on May 11, 2009 and August 10, 2009, respectively, (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to Purchaser, as of November 2, 2009 and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:

(a) Organization and Authority. (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). The Company has furnished to Purchaser true, correct and complete copies of the Certificate of Incorporation and bylaws as in effect on November 2, 2009.

(2) Each Company Significant Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted. The Company’s principal depository institution subsidiary is duly organized and validly existing as a California chartered bank and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of such insurance are pending or threatened. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; “Company Subsidiary” means any

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Subsidiary of the Company; “Company Significant Subsidiary” means any Significant Subsidiary of the Company; and “Significant Subsidiary” means, with respect to any person, any Subsidiary that would constitute a “significant Subsidiary” of such person within the meaning of Rule 1-02 of Regulation S-X of the SEC. Schedule 2.2(b) contains a correct and complete list of the Company Subsidiaries as of November 2, 2009.

(b) Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share of the Company (the “Company Preferred Stock”). As of the close of business on October 27, 2009 (the “Capitalization Date”), there were 91,731,833 shares of Common Stock outstanding and 392,287 shares of Company Preferred Stock outstanding, consisting of 85,741 shares of 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, and 306,546 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B. Since the Capitalization Date and through November 2, 2009, except in connection with this Agreement and the transactions contemplated hereby, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock. As of the close of business on the Capitalization Date, other than an aggregate of 3,586,565 shares of Common Stock which have been reserved for issuance, no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the November 2, 2009, except (i) pursuant to any cashless exercise provisions of any Company stock options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Benefit Plans, and (ii) as set forth elsewhere in this Section 2.2(b), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(c) Company’s Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company Significant Subsidiaries, free and clear of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind (“Liens”), and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock, any other equity security or any Voting Debt of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or Voting Debt of such Company Subsidiary.

(d) Authorization. (1) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and unanimously authorized by the board of directors of the Company (the “Board of Directors”). This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of

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general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, subject, in the case of the authorization and issuance of the shares of Common Stock to be issued on conversion of the Convertible Preferred Stock to be purchased under this Agreement, to receipt of the approval by the Company’s stockholders of the Stockholder Proposal. The only vote of the stockholders of the Company required to approve the conversion of the Convertible Preferred Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules, is a majority of the total votes cast on such proposal.

(2) Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof (including the conversion provisions of the Convertible Preferred Stock), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) subject in the case of the authorization and issuance of the shares of Common Stock to be issued on conversion of the Convertible Preferred Stock to be purchased under this Agreement, to receipt of the approval by the Company’s stockholders of the Stockholder Proposal, its Certificate of Incorporation or bylaws (or similar governing documents) or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Significant Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Company Significant Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(e), violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect.

(e) Governmental Consents. Other than the securities or blue sky laws of the various states and the authorization for listing on the NASDAQ Global Select Market of the shares of Common Stock to be sold pursuant to this Agreement and the shares of Common Stock into which the Convertible Preferred Stock is convertible, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”), or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(f) Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”), included in any Company Report filed with the SEC prior to November 2, 2009, (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in

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stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end adjustments.

(g) Reports. (1) Since December 31, 2006, the Company and each Company Subsidiary has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. To the knowledge of the Company, as of November 2, 2009, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to November 2, 2009, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(2) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(g). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to November 2, 2009, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2007 and until November 2, 2009, (A) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

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(h) Properties and Leases. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from Liens that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

(i) Taxes. (1) Each of the Company and the Company Subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and such Tax Returns are true and complete in all material respects and (y) paid in full all material Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (2) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of the Company Subsidiaries which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; (3) there are no material Liens for Taxes upon the assets of either the Company or the Company Subsidiaries except for statutory Liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; (4) none of the Company or any of the Company Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) is applicable; (5) none of the Company or any Company Subsidiary has engaged in any transaction that is a “listed transaction” for federal income tax purposes within the meaning of Treasury Regulations section 1.6011-4, which has not yet been the subject of an audit that has been completed and resolved; and (6) assuming for these purposes that each share of Convertible Preferred Stock purchased from the Company hereunder (including all such shares purchased by Other Purchasers pursuant to Investment Agreements effective as of the same date as this Agreement) is immediately after such purchase converted into shares of Common Stock (assuming for all purposes of this clause (6) that the relevant price per share of Common Stock is the Closing Price (as defined in the Preferred Stock Certificate of Designations) as of the Trading Day (as defined in the Preferred Stock Certificate of Designations) immediately preceding November 2, 2009), none of the issuances of Securities, together with any issuances of Securities to Other Purchasers pursuant to such other Investment Agreements, will cause the Company to undergo an ownership change for purposes of Section 382 of the Code. For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest, penalties, addition to tax, or additional amount attributable thereto, any liability attributable to the foregoing as a transferee and any payments made or owing to any other person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or Benefit Plans). For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

(j) Absence of Certain Changes. Since June 30, 2009 until November 2, 2009, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (2) except for publicly disclosed ordinary dividends on the Common Stock and outstanding Company Preferred Stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests and (3) no event or events have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

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(k) No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (1) liabilities that have arisen since June 30, 2009 in the ordinary and usual course of business and consistent with past practice, (2) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed or not required by this Agreement to be so disclosed and (3) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

(l) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act, and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of the Securities to Purchaser pursuant to this Agreement to the registration requirements of the Securities Act.

(m) Status of Securities. The shares of Common Stock and shares of Convertible Preferred Stock (upon filing of the related Preferred Stock Certificate of Designations with the Delaware Secretary) to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company. The shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock or Substitute Preferred Stock (as defined in the Preferred Stock Certificate of Designations), if any, will, upon receipt of the approval by the Company’s stockholders of the Stockholder Proposal and filing of the related Preferred Stock Certificate of Designations with the Delaware Secretary, have been duly authorized by all necessary corporate action and when so issued upon such conversion will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.

(n) Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.

(o) Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. The Company and each Company Subsidiary has complied in all respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary.

(p) Labor. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No

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labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary.

(q) Company Benefit Plans.

(1) Except as has not had or would not reasonably be expected to have a Material Adverse Effect, (A) with respect to each Benefit Plan, the Company and the Company Subsidiaries have complied, and are now in compliance, in all respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan; and (B) each Benefit Plan has been administered in all respects in accordance with its terms. “Benefit Plan” means any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, agreement or policy.

(2) Except as has not had or would not reasonably be expected to have a Material Adverse Effect, and except for liabilities fully reserved for or identified in the Financial Statements, no claim has been made, or to the knowledge of the Company threatened, against the Company or any of the Company Subsidiaries related to the employment and compensation of employees or any Benefit Plan, including any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan.

(3) Except as has not had or would not reasonably be expected to have a Material Adverse Effect, neither the Company nor the Company Subsidiaries has incurred any withdrawal liability as a result of a complete or partial withdrawal from a “multiemployer plan”, as that term is defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.

(4) Except as would not reasonably be expected to have a Material Adverse Effect, (A) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits or (v) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(r) Risk Management Instruments. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries,

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enforceable in accordance with its terms. Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(s) Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any capital directive by, or since December 31, 2007, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2007 and until November 2, 2009 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(t) Environmental Liability. There is no legal, administrative, arbitral or other proceeding, claim, action or notice of any nature seeking to impose, or that could result in the imposition of, on the Company or any Company Subsidiary, any liability or obligation of the Company or any Company Subsidiary with respect to any environmental health or safety matters or any private or governmental, health or safety investigations or remediation activities of any nature arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary the result of which has had or would reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation; and to the Company’s knowledge, neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any such environmental liability.

(u) Anti-takeover Provisions Not Applicable. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 2.3(d), the Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement will be deemed to be exceptions to the provisions of Section 203 of the Delaware General Corporation Law and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not apply to this Agreement or to any of the transactions contemplated hereby.

(v) Knowledge as to Conditions. As of November 2, 2009, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.

(w) Brokers and Finders. Except for Deutsche Bank Securities Inc., neither the Company nor any Company Subsidiary nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

(x) Money Laundering Laws. The operations of the Company and Company Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting

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requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(y) OFAC. Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Company Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(z) Concurrent Agreements. On or prior to November 2, 2009, Other Purchasers have entered into Investment Agreements, each effective as of the same date as this Agreement, pursuant to which such Other Purchasers agree to purchase shares of Common Stock and Convertible Preferred Stock for an aggregate amount of not less than $300,000,000 less the Purchase Price.

2.3 Representations and Warranties of Purchaser. Except as Previously Disclosed, Purchaser hereby represents and warrants to the Company, as of November 2, 2009 and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

(a) Organization and Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization. (1) Purchaser has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by Purchaser’s board of directors, general partner or managing members, as the case may be (if such authorization is required), and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or similar governing documents or (ii) any note, bond, mortgage, indenture,

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deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which it may be bound, or to which Purchaser or any of the properties or assets of Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Purchaser or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(3) No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for Purchaser to purchase the Securities to be acquired at the Closing pursuant to this Agreement.

(c) Purchase for Investment. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. Purchaser (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d) Ownership. Except as set forth on the signature pages hereto, as of November 2, 2009, neither Purchaser nor any of its Affiliates (other than (i) any portfolio company with respect to which Purchaser is not the party exercising control over investment decisions and (ii) if Purchaser is an Institutional Investor, its non-controlled Affiliates) are the owners of record or the Beneficial Owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock. Purchaser shall be considered an “Institutional Investor” if (i) Purchaser is a registered investment company pursuant to the Investment Company Act of 1940, as amended, serves as common investment advisor to multiple investment advisory accounts on behalf of which Securities are being purchased hereunder and which accounts are set forth on an Schedule A to Purchaser’s signature page hereto or is one of multiple investment advisory accounts with a common investment advisor on behalf of which Securities are being purchased hereunder and which accounts are set forth on Schedule A to Purchaser’s signature page hereto and (ii) the Company has checked the appropriate box on Purchaser’s signature page hereto indicating that Purchaser is an “Institutional Investor” for purposes of this Agreement.

(e) [Reserved]

(f) Knowledge as to Conditions. As of November 2, 2009, Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

(g) Brokers and Finders. Neither Purchaser nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Purchaser, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees the Company would be required to pay (other than pursuant to the reimbursement of expenses provisions of Section 6.2).

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ARTICLE III

COVENANTS

3.1 Filings; Other Actions.

(a) Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, Purchaser will, to the extent required, use its reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested by Purchaser to help Purchaser promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or applicable competition or merger control laws of other jurisdictions, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from bank regulatory authorities, for the transactions contemplated by this Agreement. Without limiting the foregoing, to the extent required, Purchaser and the Company shall prepare and file a Notification and Report Form pursuant to the HSR Act in connection with the transactions contemplated by this Agreement as promptly as practicable after the Closing Date (and in any event within 15 business days after the P&A Closing). Purchaser and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1(a). Purchaser shall promptly furnish the Company, and the Company shall promptly furnish Purchaser, to the extent permitted by applicable law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

(b) Unless this Agreement has been terminated and the purchase of Securities hereunder rescinded pursuant to Section 5.1, the Company shall call a special meeting of its stockholders, as promptly as practicable following the Closing, to vote on a proposal (the “Stockholder Proposal”) to approve the conversion of the Convertible Preferred Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules and to approve the issuance of Common Stock or other securities pursuant to this Agreement or the Preferred Stock Certificate of Designations. The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders vote in favor of the Stockholder Proposal. In connection with such meeting, the Company shall promptly prepare (and Purchaser will reasonably cooperate with the Company to prepare) and file (but in no event more than twenty business days after the Closing Date) with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders not more than five business days after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for such stockholder approval. The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply Purchaser with copies of all

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correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of Purchaser and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with Purchaser prior to filing any proxy statement, or any amendment or supplement thereto, and provide Purchaser with a reasonable opportunity to comment thereon. In the event that the approval of the Stockholder Proposal is not obtained at such special stockholders meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend approval of) such proposal at a meeting of its stockholders no less than once in each subsequent six-month period beginning on the date of such special stockholders meeting until such approval is obtained.

(c) Purchaser, on the one hand, agrees to furnish the Company, and the Company, on the other hand, agrees, upon request, to furnish to Purchaser, all information concerning itself, its Affiliates, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such stockholders meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement.

3.2 Access, Information and Confidentiality.

(a) From the Effectiveness Date, until the date when the Securities purchased pursuant to this Agreement and held by Purchaser (if Purchaser is an Institutional Investor, for all purposes of the definition of Qualifying Ownership Interest Purchaser’s ownership shall include any Securities purchased hereunder by Purchaser and/or any accounts set forth on Schedule A to Purchaser’s signature page) represent less than 5% of the outstanding Common Stock (counting as shares owned by Purchaser all shares of Common Stock into which shares of Convertible Preferred Stock owned by Purchaser are convertible and assuming that to the extent Purchaser shall purchase any additional shares of Common Stock, any later sales of Common Stock by Purchaser shall be deemed to be shares other than Securities to the extent of such additional purchases) (ownership of 5% or more of such shares of outstanding Common Stock being a “Qualifying Ownership Interest”), the Company will permit Purchaser to visit and inspect, at Purchaser’s expense, the properties of the Company and the Company Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request. Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the extent (i) prohibited by applicable law or regulation, (ii) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent Purchaser provides assurances reasonably acceptable to the Company that such information shall not be used by Purchaser or its Affiliates to compete with the Company and Company Subsidiaries), or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply). In the event, and to the extent, that, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is reasonably determined that the rights afforded pursuant to this Section 3.2 are not sufficient for purposes of the Department of Labor’s

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“plan assets” regulations, to the extent such plan assets regulation applies to the investment in the Securities, Purchaser and the Company shall cooperate in good faith to agree upon mutually satisfactory management access and information rights which satisfy such regulations. Purchaser may elect not to be covered by this Section 3.2(a) by so advising the Company in writing.

(b) Purchaser confirms that it is aware that United States securities laws may prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities. After the Closing, the Company will not intentionally provide Purchaser with material non-public information without Purchaser’s prior consent, except in connection with the subscription rights set forth in Section 4.13.

(c) Each party hereto will hold, and will cause its respective Affiliates and its and their respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by such party), and Purchaser shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors.

3.3 Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided that nothing in this sentence shall limit or require any actions that the Board of Directors may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable law or imposed by any Governmental Entity. During the Pre-Closing Period (i) the Company shall not declare or pay any dividend or distribution on the Common Stock (other than regular quarterly cash dividends of not more than $0.01 per share per quarter) and (ii) if the Company takes any action that would require any anti-dilution adjustment to be made under the Preferred Stock Certificate of Designations as if issued on November 2, 2009, the Company shall make appropriate adjustments such that Purchaser will receive the benefit of such transaction as if the Securities to be purchased by Purchaser at the Closing had been outstanding as of the date of such action.

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ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Agreement. Purchaser agrees that until the earlier of (i) the third anniversary of the Closing Date and (ii) such time as Purchaser no longer has a Qualifying Ownership Interest, without the prior written approval of the Company, neither Purchaser nor any of its Affiliates (other than, if Purchaser is an Institutional Investor, its non-controlled Affiliates) will, directly or indirectly:

(a) in any way acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities if such acquisition would result in Purchaser or its Affiliates (i) being deemed to “control” the Company within the meaning of the BHC Act and the Change in Bank Control Act of 1978 (the “CIBC Act”), as amended or Section 700 et. seq. of the California Financial Code and any rules and regulations promulgated thereunder or (ii) having Beneficial Ownership of 25% or more of the outstanding shares of a class of voting securities (under the meaning of the BHC Act and the rules and regulations promulgated thereunder) or Common Stock of the Company (for the avoidance of doubt, for purposes of calculating the Beneficial Ownership of Purchaser and its Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is Beneficially Owned by Purchaser or its Affiliates shall be treated as fully converted or exercised, as the case may be, into the underlying voting securities or Common Stock, and (y) any security convertible into, or exercisable for, the Common Stock other than the Convertible Preferred Stock that is Beneficially Owned by any person other than Purchaser or any of its Affiliates shall not be taken into account), other than in the case of clauses (i) or (ii), solely as a result of the exercise of any rights or obligations set forth in this Agreement;

(b) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, any acquisition transaction, merger or other business combination relating to all or part of the Company or any of the Company Subsidiaries or any acquisition transaction for all or part of the assets of the Company or any Company Subsidiary or any of their respective businesses;

(c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or (except if Purchaser is an Institutional Investor) seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of the Company or any Company Subsidiary;

(d) call or seek to call a meeting of the stockholders of the Company or any of the Company Subsidiaries or initiate any stockholder proposal for action by stockholders of the Company or any of the Company Subsidiaries, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Voting Securities, or seek, propose or otherwise act alone or in concert with others, to exercise a controlling influence over the management, board of directors or policies of the Company or any Company Subsidiaries; or

(e) bring any action or otherwise act to contest the validity of this Section 4.1 (provided that neither Purchaser nor any of its Affiliates shall be restricted from contesting the applicability of this Section 4.1 to Purchaser or any of its Affiliates to any particular circumstance) or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 4.1; provided that nothing in this Section 4.1 shall prevent Purchaser or its Affiliates from voting any Voting Securities then Beneficially Owned by Purchaser or its Affiliates in any manner.

(f) For purposes of this Agreement, a person shall be deemed to “Beneficially Own” any securities of which such person is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act. For purposes of this Agreement, “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

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(g) Notwithstanding the foregoing, the parties hereby agree that nothing in this Section 4.1 shall apply to any portfolio company with respect to which Purchaser is not the party exercising control over the decision to purchase Voting Securities or to vote such Voting Securities; provided that Purchaser does not provide to such entity any non-public information concerning the Company or any Company Subsidiary and such portfolio company is not acting at the request or direction of or in coordination with Purchaser; and provided, further, that ownership of such shares is not attributed to Purchaser under the BHC Act, the CIBC Act or Section 700 et. seq. of the California Financial Code and any rules and regulations promulgated thereunder.

4.2 Transfer Restrictions.

(a) Restrictions on Transfer. Except as otherwise permitted in this Agreement, Purchaser will not transfer, sell, assign or otherwise dispose of (“Transfer”) any Securities acquired pursuant to this Agreement, except as follows: following the date that is six months from the Closing Date, Purchaser may Transfer any or all of the Securities owned by Purchaser from time to time; provided that, except for Transfers pursuant to Rule 144 under the Securities Act or a registered underwritten offering, Purchaser must reasonably believe that any transferee in any such Transfer would not own more than 4.9% of the Common Stock (including for this purpose shares of Common Stock issuable upon conversion of the Convertible Preferred Stock) after such Transfer unless such Securities are being transferred to a person Purchaser reasonably believes would upon such purchase be eligible to file a Schedule 13G in respect thereof.

(b) Purchaser Permitted Transfers. Notwithstanding Section 4.2(a), Purchaser shall be permitted to Transfer any portion or all of its Securities at any time under the following circumstances:

(1) Transfers to (A) any Affiliate of Purchaser under common control with Purchaser’s ultimate parent, general partner or investment advisor or (B) any limited partner or shareholder of Purchaser, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Purchaser”).

(2) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or any Company Subsidiaries.

(3) In the event that, as a result of (A) any share repurchases, recapitalizations, redemptions or similar actions by the Company not caused by Purchaser or (B) any change in the amount of Securities held by Purchaser resulting from the adjustment or exchange provisions or other terms of the Securities, Purchaser reasonably determines, based on the advice of legal counsel and following consultation with the Company and, if the Company reasonably so requests, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), that unless it disposes of all or a portion of its Securities, it or any of its Affiliates could reasonably be deemed to “control” the Company for purposes of the BHC Act, the CIBC Act, or Section 700 et. seq. of the California Financial Code or any rules or regulations promulgated thereunder (or any successor provisions), then Purchaser shall be permitted to Transfer the portion of the Securities reasonably necessary to avoid such control determination (provided that any such Transfer may only be made in the manner described in the second proviso to Section 4.2(a)).

(4) If, and to the extent that, the Federal Reserve directs the Company to waive the restrictions of Section 4.2(a) with respect to Purchaser.

(c) Hedging. Purchaser agrees that, during the six-month period following the Closing, it shall not, directly or indirectly, enter into any hedging agreement, arrangement or transaction, the value of which is based upon the value of any of the Securities purchased pursuant to this Agreement, except for transactions involving an index-based portfolio of securities that includes Common Stock (provided that the value of

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such Common Stock in such portfolio is not more than 5% of the total value of the portfolio of securities). For the avoidance of doubt, following the date that is six months from the Closing Date, Purchaser shall be permitted to, directly or indirectly, enter into any such hedging agreement, arrangement or transaction, including any transactions involving index-based portfolio of securities that includes Common Stock (regardless of the value of such Common Stock in such portfolio relative to the total value of the portfolio of securities) or involving the purchase or sale of derivative securities or any short sale of Common Stock.

4.3 [Reserved].

4.4 Legend. (a) Purchaser agrees that all certificates or other instruments, if any, representing the Securities subject to this Agreement will bear a legend and with respect to Securities held in book-entry form, the Transfer Agent will record a legend on the share register substantially to the following effect:

(1) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(2) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, EFFECTIVE AS OF THE EFFECTIVENESS DATE THEREOF, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (1) of the legend to be removed from any certificate for any Securities to be Transferred in accordance with the terms of this Agreement and clause (2) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.5 Reservation for Issuance. The Company will reserve that number of shares of Common Stock sufficient for issuance upon exercise or conversion of Securities owned at any time by Purchaser without regard to any limitation on such conversion; provided that in the case of the Convertible Preferred Stock, the Company will reserve such sufficient number of shares of Common Stock following the approval of the stockholders pursuant to Section 3.1(b).

4.6 Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.7 Indemnity. (a) The Company agrees, subject to applicable law, to indemnify and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, partners, members and employees, and each person who controls Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement or (2) the Company’s breach of agreements or

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covenants made by the Company in this Agreement (other than any Losses attributable to any breach of this Agreement by Purchaser) or (3) any action, suit, claim, proceeding or investigation by any Governmental Entity, stockholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated hereby (other than any Losses attributable to the acts, errors or omissions on the part of Purchaser, but not including the transactions contemplated hereby).

(b) Purchaser agrees, subject to applicable law, to indemnify and hold harmless each of the Company and its Affiliates and each of their officers, directors, partners, members and employees, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of Purchaser’s representations or warranties in this Agreement or (2) Purchaser’s breach of agreements or covenants made by Purchaser in this Agreement.

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.7 unless and only to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises the Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which event the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding and does not involve any prospective relief against such Indemnified Party.

(d) For purposes of the indemnity contained in Section 4.7(a)(1) and Section 4.7(b)(1), all qualifications and limitations set forth in the parties’ representations and warranties (other than Section 2.2(j)(3)) as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement.

(e) The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.7(a)(1), (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim (including a series of related claims) are less than $50,000 (any claim involving Losses less than

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such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.7(a)(1) exceed 3.0% of the Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for only the amount of such Losses in excess of the Threshold Amount. Purchaser shall not be required to indemnify the Indemnified Parties pursuant to Section 4.7(b)(1), (A) with respect to any De Minimis Claim and (B) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.7(b)(1) exceed the Threshold Amount, in which event Purchaser shall be responsible for only the amount of such Losses in excess of the Threshold Amount. The cumulative indemnification obligation of (1) the Company to Purchaser and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) Purchaser or (2) Purchaser to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with the) Company, in each case for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price.

(f) Any claim for indemnification pursuant to this Section 4.7 for breach of any representation or warranty can only be brought on or prior to the second anniversary of the Closing Date; provided that if notice of a claim for indemnification pursuant to this Section 4.7 for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

(g) The indemnity provided for in this Section 4.7 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential, indirect, incidental or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof. For the purposes of this Section 4.7, a diminution in value of the Securities will not constitute consequential, indirect or incidental damages.

(h) No investigation of the Company by Purchaser, or by the Company of Purchaser, whether prior to or after November 2, 2009 shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.

(i) Any indemnification payments pursuant to this Section 4.7 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.8 Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to this Agreement and the shares of Common Stock reserved for issuance pursuant to the conversion of the Convertible Preferred Stock to be approved for listing on the NASDAQ Global Select Market, including by submitting prior to the Closing supplemental listing materials with the NASDAQ Global Select Market with respect to the shares of Common Stock to be issued pursuant to this Agreement and the shares of Common Stock reserved for issuance pursuant to the conversion of the Convertible Preferred Stock, subject to official notice of issuance (and, in the case of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock upon receipt of the approval by the Company’s stockholders of the Stockholder Proposal, as promptly as practicable, and in any event before the Closing if permitted by the rules of the NASDAQ Global Select Market).

4.9 Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that no later than the date that is six months after the Closing Date, the Company shall have prepared and

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filed with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and, subject to Sections 4.9(d) and 4.9(f), to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). So long as the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.

(2) Any registration pursuant to Section 4.9(a)(1) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act. If Purchaser or any other Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.9(c). The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed.

(3) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) pursuant to this Section 4.9(a): (i) with respect to any Registrable Securities that cannot be sold under a registration statement as a result of the Transfer restrictions set forth herein; (ii) with respect to securities that are not Registrable Securities; (iii) during any Scheduled Black-out Period; or (iv) if the Company has notified Purchaser that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of Purchaser; provided that such right to delay a registration shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(4) Whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.9(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to Purchaser and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.9(a)(4) prior to the effectiveness of such registration, whether or not Purchaser or any other Holders have elected to include Registrable Securities in such registration.

(5) If the registration referred to in Section 4.9(a)(4) is proposed to be underwritten, the Company will so advise Purchaser and all other Holders as a part of the written notice given pursuant to Section 4.9(a)(4). In such event, the right of Purchaser and all other Holders to registration pursuant to this Section 4.9(a) will be conditioned upon such persons’ participation in such underwriting and the

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inclusion of such person’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and Purchaser (if Purchaser is participating in the underwriting).

(6) If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities of Purchaser and all other Holders who have requested inclusion of Registrable Securities pursuant to Section 4.9(a)(4), pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective registration statement, the Company shall, as expeditiously as reasonably practicable:

(1) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to Section 4.9(d), keep such registration statement effective or such prospectus supplement current.

(2) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(3) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(4) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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(5) Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(6) Give written notice to the Holders;

(A) when any registration statement filed pursuant to Section 4.9(a) or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.9(c)(10) cease to be true and correct.

(7) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.9(c)(6)(C) at the earliest practicable time.

(8) Upon the occurrence of any event contemplated by Section 4.9(c)(5) or 4.9(c)(6)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.9(c)(6)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.

(9) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(10) Enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road show”, similar sales events and other marketing activities), (i) make such representations and warranties to

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the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. Notwithstanding anything contained herein to the contrary, the Company shall not be required to enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify the Company in form, scope and substance as is customary in underwritten offerings by the Company in which an affiliate of the Company acts as an underwriter

(11) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such registration statement.

(12) Cause all such Registrable Securities (other than Convertible Preferred Stock) to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities (other than Convertible Preferred Stock) to be listed on the New York Stock Exchange or the NASDAQ Global Select Market, as determined by the Company.

(13) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(14) Timely provide to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, Purchaser and each Holder shall forthwith discontinue disposition of Registrable Securities under the registration statement until termination

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of such Scheduled Black-Out Period or until Purchaser and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) Neither Purchaser nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.9(c) that Purchaser and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities. The Company shall not name Purchaser or any of its Affiliates as “underwriters” in any registration statement without the prior written consent of Purchaser, provided, however, that if such prior written consent is not provided upon the Company’s request (which request shall only be made if staff of the SEC requests naming of Purchaser as “statutory underwriter” and after the Company uses its reasonable efforts to negotiate with the staff of the SEC with a view to not naming Purchaser as “underwriter”), Purchaser and any Affiliates shall not be eligible to include Registrable Securities in the applicable registration statement.

(g) Indemnification.

(1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary

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prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(2) If the indemnification provided for in Section 4.9(g)(1) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.9(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.9(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(h) Assignment of Registration Rights. The rights of Purchaser to registration of Registrable Securities pursuant to Section 4.9(a) may be assigned by Purchaser to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than $5,000,000 in Registrable Securities and (b) such Transfer is permitted under the terms hereof; provided , however , that the Company shall have no obligations with respect to such transferee or assignee until such time as Purchaser or such transferee or assignee shall have furnished to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i) “Market Stand-Off’ Agreement; Agreement to Furnish Information. Purchaser and each Holder hereby agrees:

(1) that Purchaser shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company held by Purchaser (other than those included in the registration) for a period specified by the representatives of the underwriters of the common equity or equity-related securities not to exceed ten days prior and 90 days following the effective date of any firm commitment underwritten registered sale of common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company by the Company that raises aggregate gross proceeds of at least $50,000,000 for the Company’s own account in which the Company gave Purchaser an opportunity to participate in accordance with Section 4.9(a)(4) through (a)(6); provided that all executive officers and directors of the Company enter into similar agreements and only if such persons remain subject thereto (and are not released from such agreement) for such period; provided that nothing herein will prevent Purchaser from making any distribution of Registrable Securities to the partners or shareholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 4.9(i);

(2) to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing obligation in Section 4.9(i)(1) or which are necessary to give further effect thereto; and

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(3) if requested by the Company or the representative of the underwriters of Common Stock (or other securities of the Company), Purchaser shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act in which Purchaser participates;

provided, that clauses (1) and (2) of this Section 4.9(i) shall not apply to Purchaser or any Holder that, together with its Affiliates (other than, if Purchaser is an Institutional Investor, its non-controlled Affiliates), is the Beneficial Owner of less than 5% of the outstanding Common Stock; provided, further, that clauses (1) and (2) of this Section 4.9(i) shall not apply after the date that is six months from the Closing Date.

(j) With respect to any underwritten offering of Registrable Securities by Purchaser or other Holders pursuant to this Section 4.9, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering, in the case of an underwritten offering of Common Stock, any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering, if requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect Subsidiaries or in connection with dividend reinvestment plans.

(k) Rule 144 Reporting. With a view to making available to Purchaser and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(3) so long as Purchaser or any other Holder owns any Registrable Securities, furnish to Purchaser or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as Purchaser or such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

(l) As used in this Section 4.9, the following terms shall have the following respective meanings:

(1) “Holder” means Purchaser and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.9(h) hereof.

(2) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(3) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

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(4) “Registrable Securities” means the Securities and any additional shares of Common Stock or Convertible Preferred Stock that may be issued from time to time pursuant to this Agreement (“Additional Securities”) (and any shares of capital stock or other equity interests issued or issuable to any Holder with respect to such Securities or Additional Securities by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger or other reorganization), provided that, once issued, such Securities or Additional Securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, but only if such Holder at such time holds Securities and Additional Securities with an aggregate market value of less than $25,000,000, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Section 4.9 are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

(5) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.9, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(6) “Rule 144”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(7) “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter; provided that the trading window applicable to the Company’s senior management under the Company’s trading policies then in effect is not open any time during such period.

(8) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(m) At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.9 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless (i) be obligated under Section 4.9(i)(1) with respect to any Pending Underwritten Offering to the same extent that such Holder would have been obligated if the holder had not withdrawn and (ii) be entitled to participate under Section 4.9(a)(4) – (6) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.9(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.9(m), (i) any registered sale described in Section 4.9(i)(1) that has an effective date prior to the date of such Holder’s forfeiture, and (ii) any other underwritten offering of Registrable Securities (including an underwritten offering pursuant to a Shelf Registration Statement) in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.9(a)(2) or 4.9(a)(4) prior to the date of such Holder’s forfeiture.

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4.10 Certificate of Designations. In connection with the Closing, the Company shall file the Preferred Stock Certificate of Designations for the Convertible Preferred Stock in the form attached to this Agreement as Exhibit A in the State of Delaware, and such Preferred Stock Certificate of Designations shall continue to be in full force and effect as of the Closing Date.

4.11 [Reserved].

4.12 [Reserved].

4.13 Subscription Rights.

(a) After November 2, 2009, so long as Purchaser holds at least 50% of the shares of Common Stock (including for this purpose shares of Common Stock issuable upon conversion of the Convertible Preferred Stock) acquired by Purchaser in connection with the transactions contemplated by this Agreement (as adjusted from time to time for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization and before giving effect to any issuances triggering this Section 4.13 and subject to Section 4.1(a)), if at any time after the Closing and before the six month anniversary of the Closing (or with respect to any Purchaser that has a Qualifying Ownership Interest immediately following the Closing, before the third anniversary of the Closing), the Company at any time or from time to time makes any public or non-public offering of any Common Stock or any securities that are convertible or exchangeable into (or exercisable for) Common Stock (any such security a “New Security”) (other than (1) pursuant to the granting or exercise of employee stock options or other equity incentives pursuant to the Company’s stock incentive plans or the issuance of stock pursuant to any employee stock purchase plan, (2) issuances for the purposes of consideration in acquisition transactions, including transactions which occurred prior to the Effectiveness Date, (3) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, but solely to the extent such issuance is (A) made to all holders of Common Stock and (B) results in an adjustment to the conversion price of the Convertible Preferred Stock, (4) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, the Company Preferred Stock and (5) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, any convertible securities of the Company issued prior to November 2, 2009), Purchaser shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) (provided that if from and including the Closing Date to the date that is six months thereafter, the Company issues or sells or agrees to issue or sell, under this Agreement, the Investment Agreements with Other Investors and/or in one or more other transactions, in excess of $500,000,000, in the aggregate, of Common Stock (or other securities that are convertible into or exchangeable or exercisable for, or are otherwise linked to, Common Stock) (excluding up to an aggregate of $15,000,000 of Common Stock or other equity securities and/or options or other rights in respect thereof to be offered to directors, employees or consultants of the Company or its direct or indirect Subsidiaries pursuant to employee benefit plans, employment agreements or other customary compensatory plans or arrangements), then with respect to such excess over $500,000,000, the price payable by Purchaser with respect to the securities it has the right to acquire pursuant to this Section 4.13 shall be the lesser of (i) 90% of the price per share at which such New Security is offered to third parties and (ii) the price per share at which such New Security is offered to third parties minus $1.00 per share (as appropriately adjusted to take into account any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock) (such discounted price, the “Discounted New Security Price”); provided further, (and without duplication of right provided in the preceding proviso) if within six months of the Closing Date, the Company issues or sells or agrees to issue or sell any New Securities (excluding up to an aggregate of $15,000,000 of Common Stock or other equity securities and/or options or other rights in respect thereof to be offered to directors, employees or consultants of the Company or its direct or indirect Subsidiaries pursuant to employee benefit plans, employment agreements or other customary compensatory plans or arrangements) at a purchase, exercise, conversion or exchange price per share of Common Stock that is less than $9.04 (which, solely for

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purposes of this Section 4.13 shall be appropriately adjusted to take into account any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock), then the price payable by Purchaser with respect to the securities it has the right to acquire pursuant to this Section 4.13 shall be the Discounted New Security Price) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company; provided that Purchaser shall not be entitled to acquire securities pursuant to this Section 4.13 if such acquisition would cause or would result in Purchaser and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act or Section 700 et. seq. of the California Financial Code and any rules and regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time. Subject to the foregoing proviso, the amount of New Securities that Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by Purchaser plus the number of shares of Common Stock represented by the Convertible Preferred Stock held by Purchaser on an as converted basis, as of such date, and the denominator of which is the number of shares of Common Stock then outstanding plus the number of shares of Common Stock represented by all then outstanding shares of Convertible Preferred Stock on an as converted basis, as of such date. For the avoidance of doubt, to the extent that the Company complies with its obligations pursuant to this Section 4.13 with respect to any securities that are convertible or exchangeable into (or exercisable for) Common Stock, Purchaser shall not have an additional right to purchase pursuant to this Section 4.13 additional securities as a result of the issuance of New Securities upon the conversion, exchange or exercise of such earlier issued securities (whether or not Purchaser exercised its right to purchase such earlier issued securities).

(b) In the event the Company proposes to offer New Securities, it shall give Purchaser written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) no later than five business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. The Company may provide such notice to Purchaser on a confidential basis prior to public disclosure of such offering; provided that if Purchaser is an Institutional Investor, the Company shall only provide notice to such person, if any, indicated as the Section 4.13 Notice Person on Schedule A to such Purchaser’s signature page. Purchaser shall have one business day (or, in the case of an offering other than a registered public offering, five business days) from the date of receipt of such notice to notify the Company in writing whether it will exercise such subscription rights and as to the amount of New Securities Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.13(a); provided that for purposes of this Section 4.13, in the event that a one business day reply period will apply, then in addition to providing notice to Purchaser in accordance with Section 6.7, the Company shall use its reasonable best efforts to effect actual notice of Purchaser as promptly as practicable, including via telephone and/or electronic mail. Such notice shall constitute a binding commitment by Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of Purchaser to respond within such one business day (or five business day, as applicable) period shall be deemed to be a waiver of Purchaser’s rights under this Section 4.13 only with respect to the offering described in the applicable notice.

(c) Purchaser shall purchase the securities that it has elected to purchase concurrently with the related issuance of such securities by the Company (or, if such party was given less than three business days’ prior written notice of such issuance, then within three business days following such issuance). In the event that the proposed issuance by the Company of securities which gave rise to the exercise by Purchaser of its subscription rights pursuant to this Section 4.13 shall be terminated or abandoned by the Company without

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the issuance of any securities, then the purchase rights of Purchaser pursuant to this Section 4.13 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by Purchaser in respect thereof shall be refunded in full.

(d) In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(e) The Company and Purchaser shall cooperate in good faith to facilitate the exercise of Purchaser’s rights pursuant to this Section 4.13, including securing any required approvals or consents.

4.14 Other Purchasers. The Company warrants and agrees that no other purchaser under Investment Agreements, each effective as of the same date as this Agreement (“Other Purchaser”) shall purchase in connection with the Closing Common Stock or Convertible Preferred Stock under their respective investment agreements at a price per share or with a conversion price, respectively, that is lower than the price per share and conversion price of the Common Stock and Convertible Preferred Stock, respectively, purchased by Purchaser in connection with the Closing hereunder. Prior to the execution of this Agreement, the Company will disclose to Purchaser any terms of (i) the Investment Agreement for any Other Purchaser that are materially more favorable to such Other Purchaser than the corresponding terms in this Agreement are to Purchaser and (ii) any other agreement or arrangement between the Company and any Other Purchaser entered into in connection with such Other Purchaser’s Investment Agreement, provided that the Company need not advise Purchaser of any expense reimbursement agreements between the Company and an Other Purchaser. In addition, unless otherwise agreed in writing by Purchaser, Purchaser shall not receive a lower proportion of Common Stock, as compared to Convertible Preferred Stock, at the Closing than such proportion received by any Other Purchaser at the closing of their respective transactions under such investment agreements (it being understood that, as a result of any such agreement by Purchaser, or similar agreements by Other Purchasers, to receive lower proportions of Common Stock, as compared to Convertible Preferred Stock, at the closing of their respective transactions under such investment agreements, it is possible that Purchaser and the Other Purchasers will not all receive identical proportions of Common Stock and Convertible Preferred Stock).

4.15 Tax Treatment of Convertible Preferred Stock. The Company covenants (i) not to treat the Convertible Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law; and (2) that all payments of PIK Dividends (as defined in the Preferred Stock Certificate of Designations) shall be made free and clear of, and without any deduction or withholding for any taxes; provided that if the Company deducts or withholds any amount in respect of any PIK Dividend payment to any holder of Convertible Preferred Stock, the PIK Dividend payment to such holder shall be increased as necessary so that after making all deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this provision) such holder receives an amount equal to the amount it would have received had no such deductions or withholdings been made.

4.16 FIRPTA Assistance. As and when reasonably requested by Purchaser, the Company agrees to provide prompt assistance in connection with determinations by Purchaser of whether specified Common Stock or Convertible Preferred Stock that Purchaser holds or has held constitutes a United States real property interest under Section 897 of the Code.

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ARTICLE V

TERMINATION; RESCISSION

5.1 Termination; Rescission.

(a) In the event that, following the Effectiveness Date, the Purchase and Assumption Agreement with the Federal Deposit Insurance Corporation relating to the purchase by East West Bank (the “Bank”), a wholly-owned Subsidiary of the Company, of certain assets, and the assumption by the Bank of deposits (and certain other specified liabilities), of United Commercial Bank (“Failed Bank”) (the “P&A Agreement”) is not entered into on or before December 1, 2009 or is entered into prior to such date but subsequently terminated prior to the date the Federal Deposit Insurance Corporation is appointed as Receiver of the Failed Bank and transfers the asset and liabilities of the Failed Bank to the Bank (such transfer, the “P&A Closing”) pursuant to the P&A Agreement and prior to the Closing, then either the Company or Purchaser, upon written notice to the other party, may terminate this Agreement.

(b) If Purchaser is not a Section 1.2(c) Purchaser, promptly following a termination pursuant to Section 5.1(a), the Company and Purchaser shall provide written notice to the Escrow Agent notifying the Escrow Agent that this Agreement has been terminated. Pursuant to the Escrow Agreement, the Escrow Agent shall (A) distribute Purchaser’s Purchase Price to Purchaser and (B) advise the Transfer Agent that the share issuance instructions with respect to Purchaser shall be null and void.

(c) In the event that following the Closing, the P&A Agreement is terminated prior to the P&A Closing, then the Company shall promptly notify Purchaser of such termination and either the Company or Purchaser, upon written notice to the other party, may terminate this Agreement and rescind the purchase of the Securities hereunder. Promptly following such termination, (i) the Company and Purchaser shall provide written notice to the Transfer Agent notifying the Transfer Agent that this Agreement has been terminated and such purchase rescinded and that the share issuance instructions with respect to Purchaser shall be null and void (unless Purchaser is a Certificate Purchaser, in which case Purchaser shall return to the Company for cancellation the certificates for its Securities concurrently with the Company returning Purchaser’s Purchase Price pursuant to the following clause (ii)) and (ii) the Company shall promptly return to Purchaser by wire transfer of immediately available funds to a bank account designated by Purchaser, its Purchase Price.

(d) In the case of any termination and/or rescission pursuant to this Section 5.1, the parties agree to treat the transactions contemplated by this Agreement as disregarded for United States federal, state, local and foreign income tax purposes in accordance with Internal Revenue Service Revenue Ruling 80-58, except as otherwise required by applicable law.

ARTICLE VI

MISCELLANEOUS

6.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of two years following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.7. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.

6.2 Expenses. Each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; except as may be concurrently or subsequently agreed in writing between the Company and Purchaser.

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6.3 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Court of Chancery of Delaware, or, in the event that such court does not have subject matter jurisdiction, in the United States District Court for the District of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to Purchaser to it at:

As set forth on such Purchaser’s signature page hereto.

(b)	If to the Company:

East West Bancorp, Inc.

135 N. Los Robles Avenue, 7th Floor

Pasadena, CA 91101

Attention: Douglas P. Krause

Fax: (626) 243-1282

with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Lee Meyerson

         Ellen R. Patterson

Telephone: (212) 455-2000

Fax: (212) 455-2502

33

6.8 Entire Agreement, Etc. (a) This Agreement (including the Exhibits and Disclosure Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that Purchaser may assign its rights and obligations under this Agreement (i) to any Affiliate, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Purchaser”); provided, further, that no such assignment shall relieve Purchaser of its obligations hereunder and (ii) as provided in Section 4.9.

6.9 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b) the word “or” is not exclusive;

(c) the words “including ,” “includes ,” “included” and “include” are deemed to be followed by the words “without limitation”; and

(d) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e) “business day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed;

(f) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(g) to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act, but excluding any Vice President or Secretary) of the Company.

6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any

34

party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 4.7 and 4.9 shall inure to the benefit of the persons referred to in that Section.

6.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.14 Effectiveness. Sections 4.13, 6.2 through 6.12 and this Section 6.14 shall be effective upon the execution of this Agreement by the parties hereto. All other provisions of this Agreement shall become automatically effective, without further action of the parties, upon the notification of the Company by the Federal Deposit Insurance Corporation that the Bank is the winning bidder for Failed Bank and that the Federal Deposit Insurance Corporation intends to enter into the P&A Agreement with the Bank relating to the Bank’s purchase of certain assets and assumption of deposits (and certain other specified liabilities) of Failed Bank (the date of such notification, the “Effectiveness Date”). If such notification is not received on or before December 1, 2009, or if the Federal Deposit Insurance Corporation has affirmatively advised the Company that the Bank is not the winning bidder for the Failed Bank, this Agreement shall terminate, other than Sections 6.2 through 6.12 and this Section 6.14, which shall survive such termination. The Company shall promptly notify Purchaser upon receipt of any notification described in the two preceding sentences from the Federal Deposit Insurance Corporation. Prior to such termination, neither party may revoke its acceptance of this Agreement, except as provided in the Purchaser Side Letter attached as Exhibit C hereto, if applicable to Purchaser.

6.15 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. The Company will not publicly disclose the name of Purchaser or its investment advisor except to the extent required by applicable law or authorized in writing by Purchaser, or to any applicable Governmental Authority or securities exchange. The Company and Purchaser agree that (i) within one business day following the P&A Closing (but, for the avoidance of doubt, only if the P&A Closing occurs), the Company shall publicly disclose the transactions contemplated by this Agreement and (ii) any provision contained in a confidentiality agreement between Purchaser and the Company relating to the transactions contemplated by this Agreement shall be amended and superseded by the foregoing.

6.16 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

* * *

35

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of this              day of             , 2009.

PURCHASER:

[Name]

By:
Name:
Title:

EAST WEST BANCORP, INC.

By:
Name:
Title:

36

Purchaser Signature Page Annex

TO BE COMPLETED BY PURCHASER ONLY:

Form and jurisdiction of formation of Purchaser:

Tax ID Number of Purchaser:

Name under which Securities to be registered (including nominee name, if applicable):

Shares of Common Stock (or securities convertible into or exchangeable for Common Stock) required to be disclosed pursuant to Section 2.3(d)

Notice Information:

Address:

Attention:

Fax:

Email:

TO BE COMPLETED BY COMPANY ONLY:

Shares of Convertible Preferred Stock purchased:

Price per share of Convertible Preferred Stock purchased: $1,000.00

Shares of Common Stock purchased:

Price per share of Common Stock purchased: $

Purchase Price: $

Indicate by “X” if Purchaser is an “Institutional Investor”:

Indicate by “X” if Purchaser is a “Section 1.2(c) Purchaser”:

Indicate by “X” if Purchaser is a “Certificate Purchaser”:

[Signature Page to Investment Agreement]

37

Schedule A to Signature Page

For Institutional Investor Only

Section 4.13 Notice Person

Name:

Address:

Telephone:

Fax:

Email:

List of Common Accounts (see Sections 2.3(d) and 3.2(a)), including legal name (and if applicable, nominee name) and Tax ID (and if applicable, nominee Tax ID) of each Account if shares are to be registered to each account.

[Signature Page to Investment Agreement]

38

APPENDIX C

STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED BY EAST WEST BANK, DATED AS OF NOVEMBER 6, 2009, AND ACCOMPANYING NOTES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

East West Bancorp:

We have audited the accompanying statement of assets acquired and liabilities assumed by East West Bank (the Bank)(a wholly owned subsidiary of East West Bancorp) pursuant to the Purchase and Assumption Agreement, dated November 6, 2009, executed by the Bank with the Federal Deposit Insurance Corporation. This financial statement is the responsibility of the Bank’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Banks’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by East West Bank pursuant to the Purchase and Assumption Agreement dated November 6, 2009, is fairly presented, in all material respects, on the basis of accounting described in Note 1.

/s/ KPMG LLP

Los Angeles, California

January 21, 2010

Statement of Assets Acquired and Liabilities Assumed

November 6, 2009
(In thousands)
Assets
Cash and cash equivalents	$599,036
Securities purchased under sale agreements	147,400
Investment securities	1,561,446
Investment in Federal Home Loan Bank stock	93,488
Loans covered by loss sharing	5,660,432
Loans not covered by loss sharing	236,504
Other real estate owned covered by loss sharing	38,031
Investments in affordable housing partnerships	41,552
Premises and equipment	6,209
Due from customers on acceptances	39,282
Mortgage servicing rights	5,192
Core deposit intangible	74,440
FDIC indemnification asset	1,143,989
FDIC receivable	173,995
Accrued interest receivable	36,273
Other assets	4,688

Total assets acquired	9,861,957

Liabilities
Deposits	6,529,864
Federal Home Loan Bank advances	1,837,593
Securities sold under repurchase agreements	858,244
Other borrowings	90,591
Bank acceptances outstanding	39,282
Accrued interest payable	25,028
Deferred tax liability	179,541
Other liabilities	10,346

Total liabilities	9,570,489

Net assets acquired	$291,468

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

NOTE 1 — BASIS OF PRESENTATION

East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company” or “we”) is a bank holding company incorporated in Delaware on August 26, 1998 and registered under the Bank Holding Company Act of 1956, as amended. The Company commenced business on December 30, 1998 when, pursuant to the reorganization, it acquired all of the voting stock of East West Bank, or the “Bank”. The Bank is the Company’s principal asset.

The accounting and reporting policies of the Company are in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2, East West Bank acquired certain assets and assumed certain liabilities of the former United Commercial Bank (“United Commercial Bank”) in an FDIC-assisted transaction (the “UCB Acquisition”) on November 6, 2009. The acquisition of the net assets of UCB constitutes a business acquisition as defined by the Business Combinations topic (ASC 805). The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financials statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. Accordingly, the estimated fair values of the acquired assets, including the FDIC indemnification asset and identifiable intangible assets, and the assumed liabilities in the UCB Acquisition were measured and recorded at the November 6, 2009 acquisition date.

Fair Value of Assets Acquired and Liabilities Assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed.

Cash and cash equivalents

The carrying amounts approximate fair values due to the short-term nature of these instruments.

Investment securities and Federal Home Loan Bank Stock

The fair value for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies.

The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its redemption value. The FHLB requires member banks to purchase its stock as a condition of membership and the amount of FHLB stock owned varies based on the level of FHLB advances outstanding. This stock is generally redeemable and is presented at the redemption value.

Securities purchased under agreements to resell

The fair value of securities purchased under agreements to resell with original maturities of 90 days or less approximates the carrying value due to the short-term nature of these instruments. The fair value of securities purchased under agreements to resell with original maturities of greater than 90 days is estimated by discounting future cash flows using current market rates and takes into consideration the expected maturity or repricing dates and any call features.

Loans

We refer to the loans acquired in the UCB Acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC shared-loss agreement. Covered loans do not include acquired loans of United Commercial Bank (China) Limited. At the November 6, 2009 acquisition date, we estimated the fair value of the UCB Acquisition loan portfolio subject to the FDIC shared-loss agreement at $5.66 billion, which represents the discounted expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the UCB Acquisition loan portfolio at the acquisition date.

In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults, and the loss severity of defaults. Other factors that market participants expect were considered in determining the fair value of acquired loans included loan pool level estimated cash flows, type of loan and related collateral, risk classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates.

FDIC indemnification asset

The FDIC indemnification asset is measured separately from each of the covered loan categories as it is not contractually embedded in any of the covered loan categories. For example, the FDIC indemnification asset related to estimated future loan losses is not transferable should we sell a loan prior to foreclosure or maturity. The $1.14 billion fair value of the FDIC indemnification asset represents the present value of the estimated cash payments (net of amount owed to the FDIC) expected to be received from the FDIC for future losses on covered loans based on the credit adjustment estimated for each covered loan pool and the loss sharing percentages. The estimated gross cash flows associated with this asset are $1.28 billion. These cash flows were then discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. The ultimate collectability of the FDIC indemnification asset is dependent upon the performance of the underlying covered loans, the passage of time and claims paid by the FDIC.

Other real estate owned

Other real estate owned is presented at its estimated fair value and is also subject to the FDIC shared-loss sharing agreement. The fair values were based mostly on recent sales, best price offerings and appraisals prepared by qualified independent third party appraisers.

Core deposit intangible

The estimated fair value of the core deposit intangible asset was based on a valuation prepared internally. In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, and age of the deposit relationships. Based on this valuation, the core deposit intangible asset will be amortized over the projected useful lives of the related deposits on an accelerated basis over 15 years.

Deposit liabilities

The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow method that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Borrowings

The fair values for FHLB advances and securities sold under repurchase agreements are estimated using a discounted cash flow method based on the current market rates.

Deferred taxes

Deferred income taxes relate to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. Deferred taxes are reported based upon the principles in FASB Topic 740: Income Taxes , and are calculated based on the estimated federal and state income tax rates currently in effect for the Company, which is consistent with market participant expectations.

Use of Estimates

Management of the Bank made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about market participant expectations regarding discount rates, future expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets acquired in the UCB Acquisition. Actual results could differ from those estimates; others provided with the same information could draw different reasonable conclusions and calculate different fair values. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

NOTE 2 — FDIC-ASSISTED ACQUISITION

On November 6, 2009 the Bank acquired certain assets and assumed certain liabilities of United Commercial Bank from the Federal Deposit Insurance Corporation (“FDIC”) in an FDIC-assisted transaction. As part of the Purchase and Assumption Agreement, the Bank and the FDIC entered into a shared-loss agreement, whereby the FDIC will cover a substantial portion of any future losses on loans (and related unfunded loan commitments), other real estate owned (“OREO”) and accrued interest on loans for up to 90 days. We refer to the acquired loans and OREO subject to the shared-loss agreement collectively as “covered loans.” Under the terms of the our shared-loss agreement, the FDIC will absorb 80% of losses and share in 80% of loss recoveries on the first $2.05 billion on covered loans and absorb 95% of losses and share in 95% of loss recoveries exceeding $2.05 billion. The shared-loss agreement for commercial and single family residential mortgage loans is in effect for 5 years and 10 years, respectively, from the November 6, 2009 acquisition date and the loss recovery provisions are in effect for 8 years and 10 years, respectively, from the acquisition date.

The Bank purchased assets with fair value of approximately $5.90 billion in loans, $599.0 million of cash and cash equivalents, $147.4 million in securities purchased under sale agreements, $1.56 billion in investment securities and $207.6 million of other assets of United Commercial Bank from the FDIC. The Bank also assumed liabilities with fair values of $6.53 billion of deposits, $1.84 billion in Federal Home Loan Bank advances, $858.2 million of securities sold under repurchase agreements, other borrowings of $90.6 million and $254.2 million of other liabilities of United Commercial Bank from the FDIC. United Commercial Bank was a full service commercial bank headquartered in San Francisco, California that operated 63 branch locations in the U.S. We made this acquisition to expand our presence domestically, primarily in the State of California.

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method). The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the November 6, 2009 acquisition date. The application of the acquisition method of accounting resulted in a net after-tax gain of $291.5 million. A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the net gain are as follows:

November 6, 2009
(In thousands)
United Commercial Bank’s cost basis net assets on November 6, 2009	$990,106
Cash payment due from the FDIC	173,995
Fair value adjustments
Loans	(1,795,112)
Core deposit intangible (1)	74,440
FDIC loss sharing receivable	1,143,989
Other real estate owned	(7,057)
Investments in affordable housing partnerships	(1,258)
Premises and equipment	328
Other assets	(2,410)
Time deposits	(11,321)
Federal Home Loan Bank advances	(96,052)
Other borrowings	1,200
Deferred tax liability	(179,541)
Other liabilities	161

Net after-tax gain from UCB Acquisition	$291,468

The net gain represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer. In the UCB Acquisition as shown in the above table, net assets of $990.1 million were transferred to us and a cash payment due from the FDIC of $174.0 million.

NOTE 3 — INVESTMENT SECURITIES AND FHLB STOCK

The Bank acquired $1.56 billion of investment securities at estimated fair market value in the UCB Acquisition. The acquired securities were predominantly U.S. Treasury securities, U.S. Government agency and U.S. Government sponsored enterprise debt securities and U.S. Government sponsored enterprise mortgage-backed securities The Bank also acquired $93.5 million in Federal Home Loan Bank (“FHLB”) Stock. The fair value of investment securities acquired is as follows:

November 6, 2009
In thousands
U.S. Treasury securities	$301,853
U.S. Government agency and sponsored enterprise debt securities	455,388
U.S. Government agency and sponsored enterprise mortgage-backed securities	779,503
Corporate debt securities	6,101
Other securities	18,601

Investment securities	$1,561,446

Advances from the FHLB and repurchase agreements are secured in part by these securities at November 6, 2009. See Note 6—Borrowings.

Investment securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The estimated fair value of debt securities at November 6, 2009 is shown below by contractual maturity.

Fair Value
(In thousands)
Due within one year	$181,676
Due after one through five years	249,629
Due after five through ten years	420,388
Due after ten years	709,753

Total investment securities	$1,561,446

Subsequent to November 6, 2009, $1.25 billion of investment securities were sold with a gain of approximately $2.4 million.

NOTE 4 — LOANS COVERED BY LOSS SHARING

The composition of loans covered by loss sharing at November 6, 2009 is as follows (in thousands):

	November 6, 2009
	Amount	% of Loans
	(Dollars in thousands)
Real estate loans:
Residential single family	$656,862	9%
Residential multifamily	1,185,739	16%
Commercial and industrial real estate	2,480,439	34%
Construction	1,469,772	20%

Total real estate loans	5,792,812	79%
Other loans:
Commercial business	1,401,167	19%
Other consumer	105,324	2%

Total other loans	1,506,491	21%
Loans covered by loss sharing	$7,299,303	100%

We refer to the loans acquired in the UCB Acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC shared-loss agreement. At the November 6, 2009 acquisition date, we estimated the fair value of the United Commercial Bank’s loan portfolio subject to the shared-loss agreement at $5.66 billion which represents the expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the United Commercial Bank’s loan portfolio at the acquisition date.

At November 6, 2009, credit-impaired loans totaled $2.01 billion which represented unpaid balances of $3.11 billion reduced by a discount of $1.11 billion resulting from acquisition date fair value adjustments. The non-credit-impaired other loans totaled $3.66 billion which represented unpaid balances of $4.19 billion reduced by a discount of $530.8 million resulting from acquisition date fair value adjustments. The undiscounted contractual cash flows for the covered credit-impaired loans and covered other loans are $3.41 billion and $5.55 billion, respectively. The undiscounted estimated cash flows not expected to be collected for the covered credit-impaired loans and covered other loans are $1.20 billion and $1.06 billion, respectively. The accretable yield on credit-impaired loans represents the amount by which the undiscounted expected cash flows exceed the estimated fair value. At November 6, 2009, such accretable yield was approximately $208.1 million.

The Bank evaluated the loans acquired for impairment in accordance with the provisions of FASB Topic 310-30: Loans and Debt Securities Acquired with Deteriorated Credit Quality . Credit-impaired loans are those loans showing evidence of credit deterioration since origination and it is probable, at the date of acquisition, that the Bank will not collect all contractually required principal and interest payments. Generally, the acquired loans that meet the Bank’s definition for nonaccrual status fall within the definition of credit-impaired covered loans.

The loans acquired in the UCB Acquisition are and will continue to be subject to the Bank’s internal and external credit review. As a result, if credit deterioration is noted subsequent to the November 6, 2009 acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for credit losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC shared-loss receivable for covered loans.

NOTE 5 — DEPOSITS

Deposit liabilities assumed are composed of the following at November 6, 2009:

	November 6 , 2009
	Amount	Rate
	(Dollars in thousands)
Non-interest bearing	$898,383
Interest checking	289,591	0.21%
Money market	436,819	0.56%
Savings	654,060	0.45%
Time deposits:
Less than $100,000	1,971,798	2.28%
$100,000 or greater	2,267,891	1.71%
Time deposits fair value adjustment	11,321

Total deposits	$6,529,864

At November 6, 2009, scheduled maturities of time deposits were as follows:

Year	November 6, 2009
(In thousands)
2009	$1,291,488
2010	2,863,384
2011	80,684
2012	2,387
2013 & thereafter	1,746

Total	$4,239,689

We recorded a $74.4 million core deposit intangible with an estimated 15 year life. The estimated amortization expense for the remainder of 2009 and for the subsequent five years is as follows:

Year	Estimated Amortization Expense
(In thousands)
2009	$1,376
2010	9,213
2011	8,593
2012	7,973
2013	7,352
2014 & thereafter	39,933

Total	$74,440

NOTE 6 — BORROWINGS

The FHLB advances acquired at November 6, 2009, are both term and callable advances and were secured by a blanket lien on eligible loans plus securities . The callable advances allow the FHLB, at their option, to terminate the advances at quarterly intervals beyond the advance dates. The amount of callable advances at November 6, 2009 was $800 million. While the FHLB may call the advances to be repaid for any reason, they are likely to be called if market rates are higher than the advances’ stated rates on the call dates. We may repay the advances at any time with a prepayment penalty, a significant portion of which is included in the fair value adjustment. Of the $1.74 billion in outstanding advances at November 6, 2009, $200 million matured during November, 2009 and $400 million of the outstanding advances were paid down by December 31, 2009.

The following table summarizes the FHLB advances outstanding and weighted average interest rate at November 6, 2009:

Year of Maturity	Amount	Rate
	(Dollars in thousands)
2009	$200,000	3.96%
2010	690,026	2.20%
2011	45,367	4.78%
2013	175,000	4.55%
2014	50,000	4.43%
2015 and thereafter	581,159	4.27%

Total	1,741,552
Fair value adjustment	96,041

Total	$1,837,593

At November 6, 2009, United Commercial Bank had securities sold under repurchase agreements with an estimated fair value of $858.2 million. We extinguished all of this liability by the end of December 31, 2009.

The following table summarizes the fair value of repurchase agreements outstanding, maturity and weighted average interest rate at November 6, 2009:

Year of Maturity	Amount	Rate
	(Dollars in thousands)
2009	$19,450	0.20%
2010	54,021	0.34%
2011	53,909	5.00%
2016	174,048	4.73%
2017	556,816	3.08%

Total	$858,244

At November 6, 2009, United Commercial Bank (China) Limited had borrowings fair valued at $90.6 million to various external financial institutions. These borrowings had maturity dates ranging from November 18, 2009 to December 15, 2011 and interest rates ranging from 2.25% to 3.62%.

NOTE 7 — DEFERRED INCOME TAXES

The deferred tax liability of $179.5 million as of November 6, 2009 is related to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. For income tax purposes, the UCB Acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.

NOTE 8—SUBSEQUENT EVENTS

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. We have evaluated events and transactions occurring subsequent to November 6, 2009, through the date of filing of this report. The Bank experienced some attrition in its deposit base after November 6, 2009. Total deposits decreased from $6.52 billion (excluding fair value adjustments) as of November 6, 2009 to $6.10 billion at December 31, 2009. Such an evaluation resulted in no material adjustments to the accompanying financial statement.

APPENDIX D

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

The following unaudited pro forma combined condensed balance sheet is designed to show how the United Commercial Bank acquisition might have affected our historical balance sheet if the acquisition had been completed at an earlier time. The unaudited pro forma balance sheet data assumes that the acquisition took place on September 30, 2009 and combines our unaudited consolidated balance sheet as of September 30, 2009 with United Commercial Bank’s audited balance sheet as of November 6, 2009. The following should be read in connection with United Commercial Bank’s audited balance sheet and the accompanying notes attached as Appendix C to this Proxy Statement, our unaudited consolidated balance sheet for the quarter ended September 30, 2009, and our audited consolidated financial statements that are incorporated by reference into this Proxy Statement.

In accordance with the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (the “Staff Accounting Bulletin”) and a request for relief granted by the Securities and Exchange Commission, we have omitted certain financial information of United Commercial Bank. The Staff Accounting Bulletin provides relief from the requirements of Rule 3-05 and Article 11 of Regulation S-X under certain circumstances, including a transaction such as the United Commercial Bank acquisition, in which the registrant engages in an acquisition of a troubled financial institution for which audited financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Audited financial statements of United Commercial Bank are not available and an unaudited statement of operations and cash flows prepared in accordance with GAAP and that comply with Regulation S-X are not reasonably available. United Commercial Bank was part of a consolidated group, which included its parent holding company, UCBH Holdings, Inc. Subsequent to the filing of UCBH Holdings, Inc.’s Form 10-K for the year ended 2008, UCBH Holdings, Inc. determined that its December 31, 2008 consolidated financial statements had to be restated and that the previously issued 2008 consolidated financial statements could no longer be relied upon. UCBH Holdings, Inc.’s independent auditor withdrew its audit report and UCBH Holdings, Inc. did not file financial statements with any periodic reports for the remainder of the year 2009. Because historical audited financial statements of United Commercial Bank do not exist and an unaudited statement of operations and cash flows is not reasonably available, we have prepared and included only an audited balance sheet of United Commercial Bank pursuant to the relief granted by the Securities and Exchange Commission.

The unaudited pro forma combined condensed balance sheet also reflects the completion, on November 6, 2009, of the private placement of $500 million. We anticipate that the acquisition will provide the combined company with financial benefits that may include reduced operating expenses and opportunities to earn additional revenue.

The table also shows per common share data regarding book value for us and United Commercial Bank on a historical and pro forma basis as adjusted for our recently completed private placement. The pro forma book value per share information was computed as if the acquisition had been completed on September 30, 2009.

The information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and benefits and, accordingly, does not attempt to predict or suggest future results. It also is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the companies been combined during these periods.

Pro Forma Combined Balance Sheets

(In thousands, except per share amounts)

(unaudited)

	East West Bancorp, Inc. September 30, 2009	United Commercial Bank—Acquired Assets and Liabilities(1) November 6, 2009	Combined East West | United Commercial Bank Entity November 6, 2009	Pro-Forma Adjustments(2) September 30, 2009	Total East West Bancorp, Inc and United Commercial Bank Pro Forma Combined September 30, 2009
Assets
Cash and due from banks	$132,569	$599,036	$731,605		$731,605
Short-term investments	460,465	—	460,465	—	460,465
Interest-bearing deposits in other banks	320,860	—	320,860	—	320,860
Securities purchased under resale agreements	75,000	147,400	222,400	—	222,400
Investment securities	2,238,354	1,561,446	3,799,800	(1,250,000)	2,549,800
Loans receivable, excluding covered loans (net of allowance				—
for loan losses of $230,650)	8,156,838	236,504	8,393,342	—	8,393,342
Covered loans (3)	—	5,660,432	5,660,432	—	5,660,432

Total loans receivable, net	8,156,838	5,896,936	14,053,774	—	14,053,774
Federal Home Loan Bank and Federal Reserve stock	123,514	93,488	217,002	—	217,002
FDIC indemnification asset	—	1,317,984	1,317,984	—	1,317,984
Other real estate owned, net	24,185	—	24,185	—	24,185
Other real estate owned covered, net	—	38,031	38,031	—	38,031
Premiums on deposits acquired, net	17,904	74,440	92,344	—	92,344
Goodwill	337,438	—	337,438	—	337,438
Other assets	598,803	133,196	731,999	—	731,999

Total assets	$12,485,930	$9,861,957	$22,347,887	$(1,250,000)	$21,097,887

Liabilities and Stockholders' Equity
Deposits	$8,668,557	$6,529,864	$15,198,421	$—	15,198,421
Federal Home Loan Bank advances	923,216	1,837,593	2,760,809	(900,000)	1,860,809
Securities sold under repurchase agreements	1,019,450	858,244	1,877,694	(850,000)	1,027,694
Subordinated debt and trust preferred securities	235,570	—	235,570	—	235,570
Other borrowings	3,022	90,591	93,613	—	93,613
Accrued expenses and other liabilities	114,333	254,197	368,530	—	368,530

Total liabilities	10,964,148	9,570,489	20,534,637	(1,750,000)	18,784,637
Stockholders' equity
Preferred stock	367,922	—	367,922	335,000	702,922
Common stock	98	—	98	18	116
Additional paid in capital	929,558	—	929,558	164,982	1,094,540
Retained earnings	351,721	291,468	643,189	—	643,189
Treasury stock, at cost	(104,338)	—	(104,338)	—	(104,338)
Accumulated other comprehensive loss, net of tax	(23,179)	—	(23,179)	—	(23,179)

Total stockholders' equity	1,521,782	291,468	1,813,250	500,000	2,313,250

Total liabilities and stockholders' equity	$12,485,930	$9,861,957	$22,347,887	$(1,250,000)	$21,097,887

Number of common shares outstanding at period end	91,694		91,694	10,597	102,291
Book Value per Common Share	$12.58		$15.76	$15.57	$15.74

(1)

On November 6, 2009 the Bank acquired certain assets and assumed certain liabilities of United Commercial Bank (“UCB”) from the Federal Deposit Insurance Corporation (“FDIC”) in an FDIC-assisted transaction. As part of the Purchase and Assumption Agreement, the Bank and the FDIC entered into a shared-loss agreement, whereby the FDIC will cover a substantial portion of any future losses on loans (and related unfunded loan commitments), other real estate owned (“OREO”) and accrued interest on loans for up to 90 days. We refer to the acquired loans and OREO subject to the shared-loss agreement collectively as “covered loans.” Under the terms of the our shared-loss agreement, the FDIC will absorb 80% of losses and share in 80% of loss recoveries on the first $2.05 billion on covered loans and absorb 95% of losses and share in 95% of loss recoveries exceeding $2.05 billion. The shared-loss agreement for commercial and single family residential mortgage loans is in effect for 5 years and 10 years, respectively, from the November 6, 2009 acquisition date and the loss recovery provisions are in effect for 8 years and 10 years, respectively, from the acquisition date.

The Bank purchased assets with fair value of approximately $5.90 billion in loans, $599.0 million of cash and cash equivalents, $147.4 million in securities purchased under sale agreements, $1.56 billion in investment securities and $207.6 million of other assets of UCB from the FDIC. The Bank also assumed liabilities with fair values of $6.53 billion of deposits, $1.84 billion in Federal Home Loan Bank advances, $858.2 million of securities sold under repurchase agreements, other borrowings of $90.6 million and $254.2 million of other liabilities of UCB from the FDIC. UCB was a full service commercial bank headquartered in San Francisco, California that operated 63 branch locations in the U.S. We made this acquisition to expand our presence domestically, primarily in the State of California. The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method). The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the November 6, 2009 acquisition date.

(2)	Adjustments represent the following:

On November 6, 2009, we issued and sold 18,247,012 shares of our common stock at a purchase price of $9.04 per share and 335,047 shares of our newly authorized Series C Preferred Stock at a purchase price and liquidation preference of $1,000 per share. We raised $500 million in the private placement, pursuant to individual Investment Agreements with the Investors, several of whom were already our largest institutional stockholders.

After completion of the UCB Acquisition, certain lower yielding securities will be liquidated. The proceeds from these securities and the capital raised from the private placement offering will be used to reduce outstanding short term debt of the combined company and improve net interest margins.

(3)	We refer to the loans acquired in the UCB Acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC shared-loss agreement. At the November 6, 2009 acquisition date, we estimated the fair value of the UCB’s loan portfolio subject to the shared-loss agreement at $5.66 billion which represents the expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the UCB’s loan portfolio at the acquisition date.

At November 6, 2009, credit-impaired loans totaled $2.01 billion which represented unpaid balances of $3.11 billion reduced by a discount of $1.11 billion resulting from acquisition date fair value adjustments. The non-credit-impaired other loans totaled $3.66 billion which represented unpaid balances of $4.19 billion reduced by a discount of $530.8 million resulting from acquisition date fair value adjustments. The undiscounted contractual cash flows for the covered credit-impaired loans and covered other loans are $3.41 billion and $5.55 billion, respectively. The undiscounted estimated cash flows not expected to be collected for the covered credit-impaired loans and covered other loans are $1.20 billion and $1.06 billion, respectively. The accretable yield on credit-impaired loans represents the amount by which the undiscounted expected cash flows exceed the estimated fair value. At November 6, 2009, such accretable yield was approximately $208.1 million.

The Bank evaluated the loans acquired for impairment in accordance with the provisions of FASB Topic 310-30: Loans and Debt Securities Acquired with Deteriorated Credit Quality. Credit-impaired loans are those loans showing evidence of credit deterioration since origination and it is probable, at the date of acquisition, that the Bank will not collect all contractually required principal and interest payments. Generally, the acquired loans that meet the Bank’s definition for nonaccrual status fall within the definition of credit-impaired covered loans.

The loans acquired in the UCB Acquisition are and will continue to be subject to the Bank’s internal and external credit review. As a result, if credit deterioration is noted subsequent to the November 6, 2009 acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for credit losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC shared-loss receivable for covered loans.

REVOCABLE PROXY

East West Bancorp, Inc.

Special Meeting of Stockholders Thursday, March 25, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of East West Bancorp, Inc. (the “Company”) hereby nominates, constitutes and appoints Julia S. Gouw and Douglas P. Krause, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company (the “Meeting”) to be held at 135 N. Los Robles Ave., 6th Floor, Pasadena, California at 2:00 p.m., on
Thursday, March 25, 2010, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows and, in their discretion, to vote and act upon such other business as may properly come before the Meeting:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (APPROVAL OF THE ISSUANCE OF SHARES OF COMMON
STOCK UPON CONVERSION OF SHARES OF PREFERRED STOCK ISSUED PURSUANT TO A PRIVATE PLACEMENT) AND 2 (ADJOURNMENT
OR POSTPONEMENT OF THE MEETING TO SOLICIT ADDITIONAL PROXIES, IF NEEDED), EACH OF WHICH ARE PROPOSED BY THE
COMPANY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN
THEIR DISCRETION IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2.

1.	ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES C PREFERRED STOCK		FOR	AGAINST	ABSTAIN
			☐	☐	☐

	ADJOURNMENT OR POSTPONEMENT OF THE MEETING		FOR	AGAINST	ABSTAIN
2.			☐	☐	☐

3.	IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXYHOLDERS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND HEREBY REVOKES AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT ACCOMPANYING SAID NOTICE.

	Mark Here for Address Change or Comments SEE REVERSE	☐ Will Attend Meeting		☐ Yes

Signature		Signature		Date

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BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

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the day prior to the shareholder meeting date.

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EAST WEST BANCORP, INC.	OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

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